Exhibit 10.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 26th day of August, 2010 (this “Amendment”), is entered into among IntercontinentalExchange, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (“Wells Fargo”), and Bank of America, N.A., as Syndication Agent for the Lenders (“BofA”).

RECITALS

A.           The Borrower, the Lenders, Wells Fargo and BofA are parties to that certain Credit Agreement, dated as of March 31, 2010 (the “Credit Agreement”) providing for a revolving credit facility in the aggregate principal amount of $725,000,000.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.           The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1           Amendments to the Credit Agreement.  The Credit Agreement is hereby amended to make all of the changes indicated as blacklined additions or deletions in the composite conformed copy of the Credit Agreement attached hereto as Exhibit A.

1.2           Amendments to Exhibits to the Credit Agreement.  The Exhibits to the Credit Agreement are hereby amended as follows:

(a)           Exhibit A-3 to the Credit Agreement is hereby deleted in its entirety and replaced with the new Exhibit A-3 to the Credit Agreement attached hereto as Exhibit B.

(b)           A new Exhibit A-4 is hereby added as an exhibit to the Credit Agreement in the form attached hereto as Exhibit C.

(c)           Exhibit B-2 to the Credit Agreement is hereby deleted in its entirety and replaced with the new Exhibit B-2 to the Credit Agreement attached hereto as Exhibit D.

1.3           Amendments to Schedules to the Credit Agreement.  Schedule 1.1(a) to the Credit Agreement is hereby deleted in its entirety and replaced with the new Schedule 1.1(a) to the Credit Agreement attached hereto as Exhibit E.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the first date (such date being referred to as the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)           The Administrative Agent shall have received, dated as of the First Amendment Effective Date, a counterpart of this Amendment signed on behalf of each Credit Party and the Required Lenders.

(b)           Since December 31, 2009, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

(c)           The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), and (iii) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date, both immediately before and after giving effect to this Amendment.

2

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES

Each Credit Party hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.  This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and each Credit Party acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1           Consent under the Existing 2007 Credit Agreement and the Existing 2009 Credit Agreement.  The undersigned, constituting the “Required Lenders” under (and as defined in) each of the Existing 2007 Credit Facility and the Existing 2009 Credit Facility, hereby consent to the incurrence of the indebtedness by the Borrower under the New 2010 Term Loan Credit Facility for purposes of Section 7.9 and Section 7.10 of the Existing 2007 Credit Facility and the Existing 2009 Credit Facility.

5.2           Amendments to the Guaranty.  The undersigned Guarantors hereby agree that the Guaranty is hereby amended as follows: (a) the cross reference to “clause (ii) of Section 1(a)” in Section 1.12 of the Guaranty is hereby deleted and replaced with a cross reference to “clause (B) of Section 1.1(i)”; (b) the cross reference to “Section 13(b)” in Section 1.13(iii) is hereby deleted and replaced with a cross reference to “Section 1.13(ii)”; and (c) the cross reference to “Section 15” in Section 1.15 is hereby deleted and replaced with a cross reference to “Section 1.15”.

5.3           Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.4           Full Force and Effect.  Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Credit Agreement, “hereinafter,” “herein”, “hereafter”, “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment.  Any reference to the Credit Agreement or any of the other Credit Documents herein (other than in Article I hereof) or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3

5.5           Expenses.  The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.6           Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.7           Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.8           Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.9           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy (or by PDF formatted page sent by electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

BORROWER:	INTERCONTINENTALEXCHANGE, INC.

	By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

INTERCONTINENTALEXCHANGE INTERNATIONAL, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President and Treasurer

ICE MARKETS, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President and Treasurer

ICE DATA, LP
GENERAL PARTNER:
ICE Data Management Group, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Manager

ICE DATA MANAGEMENT GROUP, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Manager

ICE DATA INVESTMENT GROUP, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Manager

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

CHATHAM ENERGY, LLC

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

YELLOWJACKET, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Vice President & Treasurer

CREDITEX HOLDCO, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Manager

ICE US HOLDING COMPANY GP LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

ICE FUTURES U.S., INC.

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

ECOPS, LLC

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

ICE CLEAR US, INC.

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

CREDITEX GROUP INC.

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

ICE PROCESSING, LLC

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

CREDITEX LLC

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

CREDITTRADE INC.

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

CREDITEX SECURITIES CORPORATION

By:	/s/ Andrew J. Surdykowski
Name: Andrew J. Surdykowski
Title: Assistant Secretary

ICE UK LP, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

ICE UK GP, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

CHICAGO CLIMATE EXCHANGE, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Treasurer

CHICAGO CLIMATE FUTURES EXCHANGE, LLC

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Treasurer

TRADECAPTURE OTC HOLDINGS, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

TRADECAPTURE OTC CORP.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

TAP & TRADE, INC.

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: President & Treasurer

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as Administrative Agent, Swingline Lender and as a Lender

By:	/s/ G. Mendel Lay, Jr.
Name: G. Mendel Lay, Jr.
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Thomas M. Paulk
Name: Thomas M. Paulk
Title: Senior Vice President

BANK OF MONTREAL (Chicago Branch), as Documentation Agent and as a Lender

By:	/s/ Linda Haven
Name: Linda Haven
Title: Managing Director

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:	/s/ Mitchell A. Early
Name: Mitchell A. Early
Title: Portfolio Manager

REGIONS BANK, as a Lender

By:	/s/ Stephen A. Brothers
Name: Stephen A. Brothers
Title: Senior Vice President

SOCIETE GENERALE, as Documentation Agent and as a Lender

By:	/s/ Yao Wang
Name: Yao Wang
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Documentation Agent and as a Lender

By:	/s/ Chimie T. Pemba
Name: Chimie T. Pemba
Title: Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Robert Chelsey
Name: Robert Chelsey
Title: Director

By:	/s/ Kathleen Bowers
Name: Kathleen Bowers
Title: Director

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Ryan Vetsch
Name: Ryan Vetsch
Title: Authorized Signatory

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY, as a Lender

By:	/s/ Henry Hsieh
Name: Henry Hsieh
Title: Assistant Vice President

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender

By:	/s/ Priscilla Hsing
Name: Priscilla Hsing
Title: VP & DGM

THE CHIBA BANK, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Yukihito Inamura
Name: Yukihito Inamura
Title: General Manager

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Robert Motzel
Name: Robert Motzel
Title: Vice President

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a Lender

By:	/s/ Jenn-Hwa Wang
Name: Jenn-Hwa Wang
Title: VP & General Manager

SIGNATURE PAGE TO
FIRST AMENDMENT TO
CREDIT AGREEMENT

Composite Conformed Copy Reflecting First Amendment to the Credit Agreement

CREDIT AGREEMENT

among

INTERCONTINENTALEXCHANGE, INC.,
as Borrower,

THE LENDERS NAMED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION
(successor by merger to Wachovia Bank, National Association), as Administrative Agent, Issuing Lender and Swingline Lender

BANK OF AMERICA, N.A.,
as Syndication Agent,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
SOCIETE GENERALE, and
BANK OF MONTREAL
as Documentation Agents

$725,000,000 Senior Revolving Credit Facilities

WELLS FARGO SECURITIES, LLC
and
BANC OF AMERICA SECURITIES LLC
Joint Lead Arrangers and Joint Book Runners

Dated as of March 31, 2010
(as amended pursuant to the First Amendment to Credit Agreement, dated as of August 26, 2010)

i

ARTICLE III

CONDITIONS OF BORROWING

3.1	Conditions of Initial Borrowing	65
3.2	Conditions of All Borrowings	68

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1	Corporate Organization and Power	68
4.2	Authorization; Enforceability	69
4.3	No Violation	69
4.4	Governmental and Third-Party Authorization; Permits	69
4.5	Litigation	69
4.6	Taxes	70
4.7	Subsidiaries	70
4.8	Full Disclosure	70
4.9	Margin Regulations	70
4.10	No Material Adverse Effect	71
4.11	Financial Matters	71
4.12	Ownership of Properties	72
4.13	ERISA	72
4.14	Environmental Matters	72
4.15	Compliance with Laws	73
4.16	Intellectual Property	73
4.17	Regulated Industries	73
4.18	Insurance	73
4.19	Material Contracts	73
4.20	No Burdensome Restrictions	73
4.21	OFAC; Anti-Terrorism Laws	74

ARTICLE V

AFFIRMATIVE COVENANTS

5.1	Financial Statements	74
5.2	Other Business and Financial Information	76
5.3	Compliance with All Material Contracts	78
5.4	Existence; Franchises; Maintenance of Properties	78
5.5	Use of Proceeds	78
5.6	Compliance with Laws	78
5.7	Payment of Obligations	78
5.8	Insurance	79

5.9	Maintenance of Books and Records; Inspection	79
5.10	Permitted Acquisitions	79
5.11	Creation or Acquisition of Subsidiaries	80
5.12	OFAC, PATRIOT Act Compliance	81
5.13	Further Assurances	81

ARTICLE VI

FINANCIAL COVENANTS

6.1	Maximum Total Leverage Ratio	81
6.2	Minimum Interest Coverage Ratio	81

ARTICLE VII

NEGATIVE COVENANTS

7.1	Merger; Consolidation	82
7.2	Indebtedness	82
7.3	Liens	84
7.4	Asset Dispositions	85
7.5	Acquisitions	86
7.6	Restricted Payments	86
7.7	Transactions with Affiliates	87
7.8	Lines of Business	87
7.9	Limitation on Certain Restrictions	87
7.10	No Other Negative Pledges	88
7.11	Investments in Subsidiaries	88
7.12	Fiscal Year	88
7.13	Accounting Changes	88

ARTICLE VIII

EVENTS OF DEFAULT

8.1	Events of Default	89
8.2	Remedies: Termination of Commitments, Acceleration, etc	91
8.3	Remedies: Set-Off	92

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority	92

9.2	Rights as a Lender	92
9.3	Exculpatory Provisions	92
9.4	Reliance by Administrative Agent	93
9.5	Delegation of Duties	94
9.6	Resignation of Administrative Agent	94
9.7	Non-Reliance on Administrative Agent and Other Lenders	95
9.8	No Other Duties, Etc	95
9.9	Guaranty Matters	95
9.10	Swingline Lender	95

ARTICLE X

MISCELLANEOUS

10.1	Expenses; Indemnity; Damage Waiver	95
10.2	Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process	97
10.3	Waiver of Jury Trial	98
10.4	Notices; Effectiveness; Electronic Communication	98
10.5	Amendments, Waivers, etc	99
10.6	Successors and Assigns	101
10.7	No Waiver	104
10.8	Survival	105
10.9	Severability	105
10.10	Construction	105
10.11	Confidentiality	105
10.12	Counterparts; Integration; Effectiveness	106
10.13	Disclosure of Information	106
10.14	USA Patriot Act Notice	106

EXHIBIT A TO FIRST AMENDMENT
COMPOSITE CONFORMED COPY
REFLECTING FIRST AMENDMENT

CUSIP Number: Deal # 45865UAL6
Revolving Loans (Dollar Loans) CUSIP # 45865UAM4
Revolving Loans (Multicurrency Loans) CUSIP # 45865UAN2

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of the 31st day of March, 2010, is made among INTERCONTINENTALEXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as Administrative Agent (as hereinafter defined) for the Lenders, and BANK OF AMERICA, N.A., as Syndication Agent (as hereinafter defined) for the Lenders (“BofA”).

BACKGROUND STATEMENT

The Borrower has requested that the Lenders make available to the Borrower revolving credit facilities in the aggregate principal amount of $725,000,000.  The Borrower will use the proceeds of these facilities as provided in Section 5.5.  The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Designation Letter” means a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, division thereof or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires Capital Stock of any Person having at least a majority of Total Voting Power of the then outstanding Capital Stock of such Person.

“Acquisition Amount” means, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid as purchase price by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the value of all Capital Stock issued or given as purchase price by the Borrower and its Subsidiaries in connection with such Acquisition (as determined by the parties thereto under the definitive acquisition agreement), (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all amounts paid in respect of noncompetition agreements, consulting agreements and similar arrangements entered into in connection with such Acquisition, (v) all amounts paid in respect of any earnout obligations or similar deferred or contingent purchase price obligations of the Borrower or any of its Subsidiaries incurred or created in connection with such Acquisition and (vi) the aggregate fair market value of all other real, mixed or personal property paid as purchase price by the Borrower and its Subsidiaries in connection with such Acquisition.

“Additional Commitment” has the meaning set forth in Section 2.20(c).

“Additional Lender” has the meaning set forth in Section 2.20(a).

“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans as in effect at such time.

“Adjusted LIBOR Market Index Rate” means, for any date, with respect to any LIBOR Market Index Rate Loan, a rate per annum equal to the LIBOR Market Index Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

“Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent appointed under Section 9.1, and its successors and permitted assigns in such capacity, provided that it is understood that matters concerning the funding of Multicurrency Loans denominated in a Foreign Currency and Multicurrency Swingline Loans and the disbursement of the proceeds thereof will be administered by the Multicurrency Agent, and references herein to the “Administrative Agent” in such a context shall be deemed to refer to the “Multicurrency Agent”.

“Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party.

“Agents” means, collectively, the Multicurrency Agent and the Administrative Agent.

“Aggregate Revolving Dollar Credit Exposure” means, at any time, the sum of (i) the aggregate principal amount of Dollar Loans outstanding at such time, (ii) the aggregate principal amount of Swingline Loans outstanding at such time and (iii) the aggregate Letter of Credit Exposure of all Dollar Lenders at such time.

“Aggregate Revolving Multicurrency Credit Exposure” means, at any time, the sum of (i) the Dollar Amount of the Multicurrency Loans outstanding at such time, and (ii) the Dollar Amount of the Multicurrency Swingline Loans outstanding at such time.

“Agreement” means this Credit Agreement, as amended, modified, restated or supplemented from time to time in accordance with its terms.

“Applicable Commitment Percentage” means, at any time with respect to either the Dollar Commitments or the Multicurrency Commitments, the percentage that the aggregate Dollar Commitments or the aggregate Multicurrency Commitments, as the case may be, bear to the Commitments at such time.

“Applicable Percentage” means, at any time from and after the Closing Date, the applicable percentage (i) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, (ii) to be added to the LIBOR Rate and the LIBOR Market Index Rate for purposes of, respectively, determining the Adjusted LIBOR Rate and Adjusted LIBOR Market Index Rate and (iii) to be used in calculating the commitment fee payable pursuant to Section  2.9(b), in each case as determined under the following matrix with reference to the Total Leverage Ratio, but subject to Section 5.1(c):

Tier	Total Leverage Ratio	Applicable LIBOR Margin	Applicable Base Rate Margin	Applicable Commitment Fee Rate

I	Less than 1.0 to 1.0	2.00%	1.00%	0.35%
II	Less than 1.50 to 1.0 but greater than or equal to 1.0 to 1.0	2.25%	1.25%	0.40%
III	Less than 2.0 to 1.0 but greater than or equal to 1.50 to 1.0	2.50%	1.50%	0.45%
IV	Greater than or equal to 2.0 to 1.0	3.00%	2.00%	0.50%

On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans and the fees payable pursuant to Section  2.9 shall be adjusted effective as of such Adjustment Date (based upon the calculation of the Total Leverage Ratio as of the last day of the Reference Period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver any of the financial statements as required by Sections  5.1(a) or 5.1(b), as the case may be, or the Compliance Certificate as required by Section  5.2(a), then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered until the date on which the same shall have been delivered, each Applicable Percentage shall be determined based on Tier IV above (notwithstanding the actual Total Leverage Ratio).  For purposes of this definition, “Adjustment Date” means, with respect to any Reference Period of the Borrower beginning with the Reference Period ending as of the last day of the first fiscal quarter of fiscal year 2010, the day (or, if such day is not a Business Day, the next succeeding Business Day) of delivery by the Borrower in accordance with Section  5.1(a) or Section  5.1(b), as the case may be, of (i) financial statements as of the end of and for such Reference Period and (ii) a duly completed Compliance Certificate with respect to such Reference Period.  From the Closing Date until the first Adjustment Date requiring a change in any Applicable Percentage as provided herein, each Applicable Percentage shall be based on Tier I above.

“Applicable Period” has the meaning set forth in Section 5.1(c).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

“Arrangers” mean Wells Fargo Securities, LLC, Banc of America Securities LLC and their respective successors.

“Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by the Borrower or any of its Subsidiaries (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries).

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section  10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Credit Party, any officer of such Credit Party duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Credit Party.

“Bankruptcy Code” means 11 U.S.C. §§  101 et seq., as amended from time to time, and any successor statute.

“Bankruptcy Event” means the occurrence of an event specified in Section  8.1(f) or Section  8.1(g).

“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate for an Interest Period of 1 month plus 1.50%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.

“Base Rate Loan” means, at any time, any Revolving Loan that bears interest at such time at the applicable Adjusted Base Rate.

“BofA” means Bank of America, N.A.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Borrowing” means the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section  2.11) on a single date of a group of Loans of a single Class, Currency and Type (including a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.

“Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed, (ii) in respect of any notice or determination relevant to a LIBOR Loan or a LIBOR Market Index Rate Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market and (iii) in respect of any notice or determination in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros.

“Capital Expenditures” means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, Capital Lease Obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, (ii) for replacements and substitutions for capital assets, to the extent made with proceeds from the sale, exchange or other disposition of assets as permitted under Sections  7.4(i) or 7.4(iii), or (iii) included within the Acquisition Amount of any Permitted Acquisition.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease of such Person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case under clauses (i) and (ii), any and all warrants, rights or options to purchase any of the foregoing or any securities convertible into or exchangeable for any of the foregoing.

“Capitalized Software Development Costs” means those capitalized costs both internal and external, direct and incremental incurred related to software developed or obtained for internal use in accordance with AICPA Statement of Position 98-1 “Accounting for Costs of Computer Software Developed or Obtained for Internal Use.”

“Cash Collateral Account” has the meaning given to such term in Section 2.19(i).

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause  (i) above entered into with any bank or trust company meeting the qualifications specified in clause  (iii) above, and (v) money market funds at least ninety-five percent (95%) of the assets of which are continuously invested in securities of the foregoing types.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of any other event or condition (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals that are Continuing Directors.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans, Multicurrency Loans, Dollar Swingline Loans or Multicurrency Swingline Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or Multicurrency Commitment.

“Closing Date” means the date upon which the initial extensions of credit are made pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Sections  3.1 and 3.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of (A) interest expense, (B) federal, state, local and other income taxes, (C) depreciation and amortization of intangible assets, and (D) extraordinary losses or charges, all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period and all calculated in accordance with GAAP, minus (iii) the sum of (A) extraordinary gains or income and (B) noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

“Consolidated Interest Expense” means, for any Reference Period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such Reference Period in respect of Total Funded Debt (including, without limitation, all such interest expense accrued or capitalized during such Reference Period, whether or not actually paid during such Reference Period), determined on a consolidated basis in accordance with GAAP, and (ii) all recurring unused commitment fees and other ongoing fees in respect of Total Funded Debt (including the unused fees provided for under Section  2.9) paid, accrued or capitalized by the Borrower and its Subsidiaries during such Reference Period.

“Consolidated Net Income” means, for any Reference Period, net income (or loss) for the Borrower and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of the Borrower (or is accounted for by the Borrower by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to the Borrower or any Subsidiary of the Borrower during such period, and (ii) the net income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or Requirement of Law applicable to such Subsidiary.

“Continuing Directors” means, as of any date, members of the board of directors or other equivalent governing body of the Borrower (i) who were members of that board or equivalent governing body on the date 24 months prior to such date, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Control” means, with respect to any Person, (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person; and the terms “Controlled” and “Controlling” have correlative meanings.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letters, the Guaranty, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Credit Party with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

“Credit Parties” means the Borrower, each of the Subsidiary Guarantors and their respective successors.

“Currency” means Dollars or any Foreign Currency.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender, as determined in good faith by the Administrative Agent, that (i) has failed to fund any Loan, or any participation interest in Letters of Credit or Swingline Loans, in each case requested and permitted to be made hereunder in accordance with the terms hereof, which failure has not been cured within three Business Days after the date on which it is required to fund such Loan or participation interest hereunder, (ii) has notified the Borrower, the Administrative Agent, Swingline Lender or the Issuing Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in Letters of Credit or Swingline Loans, (iv) has failed to pay to the Administrative Agent, the Swingline Lender, the Issuing Lender or any Lender when due an amount owed by such Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured, or (v) (a) has become or is insolvent or has a parent company that has become or is insolvent, (b) has become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it (including, without limitation, the appointment of the Federal Deposit Insurance Corporation as a receiver or conservator by a federal or state chartering authority or otherwise pursuant to the Federal Deposit Insurance Act), or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (c) has a parent company that has become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it (including, without limitation, the appointment of the Federal Deposit Insurance Corporation as a receiver or conservator by a federal or state chartering authority or otherwise pursuant to the Federal Deposit Insurance Act), or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar Amount” means, at any time: (a) with respect to an amount denominated in Dollars, such amount; and (b) with respect to an amount denominated in a Foreign Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Foreign Currency.

“Dollar Commitment” means, with respect to any Dollar Lender at any time, the commitment of such Lender to make Dollar Loans and participate in Letters of Credit and Dollar Swingline Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule  1.1(a) under the caption “Dollar Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section  10.6(c) as such Lender’s “Dollar Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof or increased from time to time pursuant to Section 2.20.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on such date of determination, based upon the Spot Rate.

“Dollar Lender” means each Person listed on Schedule 1.1(a) as having a Dollar Commitment and each other Person that becomes a “Dollar Lender” hereunder pursuant to Section 2.18(a), Section 2.20 or Section  10.6, and their respective successors and assigns.

“Dollar Loan” means any Revolving Loan made by a Dollar Lender pursuant to Section 2.1(a) denominated in Dollars.

“Dollar Note” means, with respect to any Dollar Lender requesting the same, the promissory note of the Borrower in favor of such Dollar Lender evidencing the Dollar Loans made by such Lender pursuant to Section  2.1(a), in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Dollars” or “$” means dollars of the United States of America.

“Dollar Swingline Commitment” means $50,000,000, or, if less, the aggregate Dollar Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Dollar Swingline Exposure” means, with respect to any Dollar Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section  2.2(e) to refund, or to purchase participations pursuant to Section  2.2(f) in, Dollar Swingline Loans that are outstanding at such time.

“Dollar Swingline Loans” has the meaning set forth in Section 2.1(c).

“Dollar Swingline Note” means, if requested by the Swingline Lender, the promissory note of the Borrower in favor of the Swingline Lender evidencing the Dollar Swingline Loans made by the Swingline Lender pursuant to Section  2.1(c), in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro that apply generally in the European Union.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including, without limitation, administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, the Borrower or any of its Subsidiaries, within the meaning of Sections  414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable:   (i) a Reportable Event, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, or a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable, (viii) the occurrence with respect to any Plan of any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, (ix) with respect to plan years beginning prior to January 1, 2008, the adoption of an amendment to any Plan that, pursuant to Section 307 of ERISA, would require the provision of security to such Plan by the Borrower or an ERISA Affiliate, or (x) with respect to plan years beginning on or after the PPA 2006 Effective Date, the incurrence of an obligation to provide a notice under Section 101(j) of ERISA, the adoption of an amendment which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning given to such term in Section  8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section  2.18(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section  2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section  2.16(a).

“Existing 2007 Credit Facility” has the meaning set forth in Section 3.1(c).

“Existing 2009 Credit Facility” has the meaning set forth in Section 3.1(d).

“Existing Letters of Credit” means those letters of credit set forth on Schedule 1.1(b) and continued under this Agreement as Letters of Credit issued by the Issuing Bank pursuant to Section 2.19.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” means the Joint Fee Letter and the Wells Fargo Fee Letter.

“Financial Condition Certificate” means a fully completed and duly executed certificate, in substantially the form of Exhibit F, together with the attachments thereto.

“Financial Officer” means, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

“fiscal quarter” or “FQ” means a fiscal quarter of the Borrower and its Subsidiaries.

“fiscal year” or “FY” means a fiscal year of the Borrower and its Subsidiaries.

“Foreign Currency” means Euro or Sterling.

“Foreign Currency Equivalent” means, on any date of determination, with respect to an amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency that would be required to purchase such amount of Dollars on such date of determination, based upon the Spot Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section  1.2).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any Wholly-Owned Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Administrative Agent).

“Guaranty” means a guaranty agreement made by the Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit E, as amended, modified, restated or supplemented from time to time.

“Guaranty Fund” means any fund set up by (i) ICE Clear US pursuant to Section 5.4 of its by-laws, (ii) ICE Clear Europe, (iii) The Clearing Corporation, (iv) ICE Trust, (v) ICE Clear Canada, and (vi) such other clearing houses owned and operated by the Borrower in the future, in each case in which its clearing members make deposits to secure the obligations of its clearing members and which is used to cover the losses sustained by such Person as a result of the default of any such clearing member.

“Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria:   (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

“Hedge Party” means any Lender or any Affiliate of any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower or any Subsidiary, which Hedge Agreement is required or permitted under this Agreement to be entered into by the Borrower, or any former Lender or any Affiliate of any former Lender in its capacity as a counterparty to any such Hedge Agreement entered into prior to the date such Person or its Affiliate ceased to be a Lender.

“ICE Clear Canada” means ICE Clear Canada, Inc., a Manitoba corporation and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear Europe” means ICE Clear Europe Limited, a private limited company incorporated in England and Wales and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Clear Europe Payment Services Agreement” shall mean the Payment Services Agreement between ICE Clear Europe and Citibank, N.A., London Branch, in a form reasonably acceptable to the Administrative Agent, for the purpose of providing an intraday liquidity line of credit to handle timing differences between receipts from and payments to clearing house members, and any renewal, replacement, refinancing or extension of such Indebtedness that does not increase the outstanding principal amount thereof.

“ICE Clear US” means ICE Clear U.S., Inc., a New York corporation and an indirect Wholly-Owned Subsidiary of the Borrower (formerly known as New York Clearing Corporation).

“ICE Futures Europe” means ICE Futures Europe, a United Kingdom corporation and an indirect Wholly-Owned Subsidiary of the Borrower.

“ICE Trust” means ICE Trust U.S. LLC, a New York limited liability trust company and a Subsidiary of the Borrower.

“Increasing Lender” has the meaning set forth in Section 2.20(a).

“Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not more than 90 days past due), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses  (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including, without limitation, financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including, without limitation, data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

“Interest Coverage Ratio” means, as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) Consolidated EBITDA for such Reference Period less Capital Expenditures and Capitalized Software Development Costs to (ii) Consolidated Interest Expense for such Reference Period.

“Interest Period” has the meaning given to such term in Section  2.10.

“Investments” has the meaning given to such term in Section 7.11.

“Issuing Lender” means Wells Fargo in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

“Joint Fee Letter” means the letter from Wells Fargo, Wells Fargo Securities, LLC, BofA and Banc of America Securities LLC, to the Borrower, dated February 11, 2010, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified, restated or supplemented from time to time.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent.  A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types and Classes of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

“Letter of Credit Exposure” means, with respect to any Dollar Lender at any time, such Lender’s ratable share (based on the proportion that its Dollar Commitment bears to the aggregate Dollar Commitments at such time, or if the Dollar Commitments have been terminated, based upon the proportion that its Revolving Dollar Credit Exposure bears to the Aggregate Revolving Dollar Credit Exposure) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Letter of Credit Maturity Date” means the fifth Business Day prior to the Maturity Date.

“Letter of Credit Notice” has the meaning given to such term in Section 2.19(b).

“Letters of Credit” has the meaning given to such term in Section 2.19(a).

“LIBOR Loan” means, at any time, any Revolving Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

“LIBOR Market Index Rate” means, for any date, the rate for one month deposits in the applicable Currency as reported on Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on such day, or if such day is not a London Banking Day, then the immediately preceding London Banking Day (or if not so reported, then as reasonably determined by the Administrative Agent from another recognized source or interbank quotation).

“LIBOR Market Index Rate Loan” means any Swingline Loan bearing interest at a rate determined by reference to the LIBOR Market Index Rate.

“LIBOR Rate” means, with respect to each LIBOR Loan denominated in any Currency comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i)  (y) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) that represents an average British Bankers Association Interest Settlement Rate for deposits denominated in such Currency or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which deposits in such Currency in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wells Fargo’s LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Loans” means any or all of the Revolving Loans and the Swingline Loans.

“Local Time” means (a) in the case of Multicurrency Loans denominated in Foreign Currency or Multicurrency Swingline Loans, London time, and (b) in all other cases, Charlotte, North Carolina time.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (i) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to perform their respective obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Contract” has the meaning given to such term in Section  4.19.

“Maturity Date” means the third anniversary of the Closing Date.

“Multicurrency Agent” means Wells Fargo Bank, National Association, London Branch, and any other financial institution designated by the Administrative Agent (and reasonably acceptable to the Borrower) to act as its sub-agent and correspondent hereunder in respect of the disbursement and payment of Multicurrency Loans denominated in a Foreign Currency and Multicurrency Swingline Loans.

“Multicurrency Commitment” means, with respect to any Multicurrency Lender at any time, the commitment of such Lender to make Multicurrency Loans and participate in Multicurrency Swingline Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Multicurrency Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section  10.6(c) as such Lender’s “Multicurrency Commitment,” in either case, as such amount may be reduced at or prior to such time pursuant to the terms hereof or increased from time to time pursuant to Section 2.20.

“Multicurrency Lender” means each Person listed on Schedule 1.1(a) as having a Multicurrency Commitment and each other Person that becomes a “Multicurrency Lender” hereunder pursuant to Section 2.18(a), Section 2.20 or Section  10.6, and their respective successors and assigns.

“Multicurrency Loan” means any Revolving Loan made by a Multicurrency Lender pursuant to Section 2.1(b) denominated in Dollars or a Foreign Currency.

“Multicurrency Note” means, with respect to any Multicurrency Lender requesting the same, the promissory note of the Borrower in favor of such Multicurrency Lender evidencing the Multicurrency Loans made by such Lender pursuant to Section  2.1(b), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Multicurrency Swingline Commitment” means $150,000,000, or, if less, the aggregate Multicurrency Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Multicurrency Swingline Exposure” means, with respect to any Multicurrency Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section  2.2(e) to refund, or to purchase participations pursuant to Section  2.2(f) in, Multicurrency Swingline Loans that are outstanding at such time.

“Multicurrency Swingline Loan” has the meaning set forth in Section 2.1(d).

“Multicurrency Swingline Note” means, if requested by the Swingline Lender, the promissory note of the Borrower in favor of the Swingline Lender evidencing the Multicurrency Swingline Loans made by the Swingline Lender pursuant to Section  2.1(d), in substantially the form of Exhibit A-4, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section  4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the immediately preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, in the case of any Asset Disposition, the aggregate cash proceeds received by any Credit Party in respect thereof, less (i) reasonable fees and out-of-pocket expenses payable by the Borrower or any of its Subsidiaries in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii)  the amount required to retire Indebtedness to the extent such Indebtedness is secured by Liens on the subject property; it being understood that the term “Net Cash Proceeds” shall include, as and when received, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party in respect of any of the foregoing events.

“New 2010 Term Loan Credit Facility” means the Credit Agreement, dated as of August 26, 2010, by and among the Borrower, Wells Fargo, as administrative agent, BofA, as syndication agent and the lenders party thereto, providing for a term loan credit facility in the amount of $400,000,000

“Nonconsenting Lender” means any Lender that does not approve a consent, waiver or amendment to any Credit Document requested by the Borrower or the Administrative Agent and that requires the approval of all Lenders (or all Lenders directly affected thereby) under Section  10.5 when the Required Lenders have agreed to such consent, waiver or amendment.

“Non-Wholly-Owned Subsidiary” has the meaning given to such term in Section 7.11.

“Notes” means any or all of the Dollar Notes, the Multicurrency Notes and the Swingline Notes.

“Notice of Borrowing” has the meaning given to such term in Section  2.2(b).

“Notice of Conversion/Continuation” has the meaning given to such term in Section  2.11(b).

“Notice of Swingline Borrowing” has the meaning given to such term in Section  2.2(d).

“Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations, and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower or any Subsidiary Guarantor to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, and all payment and other obligations owing or payable at any time by the Borrower to any Hedge Party under or in connection with any Hedge Agreement to fix or limit interest rates payable by the Borrower in respect of any Loans, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Participant” has the meaning given to such term in Section  10.6(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Office” means the office of the Administrative Agent or the Multicurrency Agent designated on Schedule  1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent or the Multicurrency Agent may designate to the Lenders and the Borrower for such purpose from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Acquisition” means any Acquisition permitted to be consummated pursuant to the terms in Section 7.5.

“Permitted Asset Disposition” means any Asset Disposition permitted under Section  7.4(iv).

“Permitted Liens” has the meaning given to such term in Section  7.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, Self-Regulatory Organization or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section  3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

“PPA 2006 Effective Date” means, with respect to any Plan, except as hereinafter provided, the first day of the first plan year beginning on or after January 1, 2008.  However, solely with respect to a Plan maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers ratified before January 1, 2008, such term means the first day of the first plan year beginning on or after the earlier of (A) and (B), where: (A) is the later of (x) the date on which the last collective bargaining agreement relating to the Plan terminates (determined without regard to any extension thereof agreed to after August 17, 2006), or (y) the first day of the first plan year beginning on or after January 1, 2008; and (B) is January 1, 2010.

“Pro Forma Basis” has the meaning given to such term in Section  1.3(c).

“Prohibited Transaction” means any transaction described in (i) Section  406 of ERISA that is not exempt by reason of Section  408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section  4975(c)(2) or 4975(d) of the Code.

“Projections” has the meaning given to such term in Section  4.11(b).

“Realty” means all real property and interests in real property now or hereafter acquired or leased by any Credit Party.

“Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

“Refunded Swingline Loans” has the meaning given to such term in Section  2.2(e).

“Register” has the meaning given to such term in Section  10.6(c).

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Reimbursement Obligation” has the meaning given to such term in Section 2.19(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section  4043(c) of ERISA for which the 30-day notice under Section  4043(a) of ERISA has not been waived by the PBGC (including, without limitation, any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section  4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section  4062(e) of ERISA.

“Required Lenders” means, at any time, the Revolving Credit Lenders holding outstanding Revolving Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Revolving Loans, Letter of Credit Exposure and Swingline Exposure) representing at least a majority of the aggregate, at such time, of all outstanding Revolving Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Revolving Loans, Letter of Credit Exposure and Swingline Exposure), provided that the Commitment of, and the portion of the outstanding Revolving Loans and other Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.  The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority or any Self-Regulatory Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Reserve Requirement” means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Responsible Officer” means, with respect to any Credit Party, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Credit Party, and any other officer or similar official thereof responsible for the administration of the obligations of such Credit Party in respect of this Agreement or any other Credit Document.

“Revaluation Date” means with respect to any Multicurrency Loan or Multicurrency Swingline Loan, each of the following: (i) each date of a Borrowing of a LIBOR Loan denominated in a Foreign Currency or a Multicurrency Swingline Loan, (ii) each date of a continuation of a LIBOR Loan denominated in a Foreign Currency, and (iii) such additional dates as the Administrative Agent or the Swingline Lender shall reasonably determine or the Required Multicurrency Lenders shall reasonably require.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (i) the aggregate principal Dollar Amount of all Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Swingline Exposure at such time, and (iii) such Lender’s Letter of Credit Exposure at such time.

“Revolving Credit Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders.

“Revolving Dollar Credit Exposure” means, with respect to any Dollar Lender at any time, the sum of (i) the aggregate principal amount of all Dollar Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Dollar Swingline Exposure at such time and (iii) such Lender’s Letter of Credit Exposure at such time.

“Revolving Multicurrency Credit Exposure” means, with respect to any Multicurrency Lender at any time, the sum of (i) the aggregate Dollar Amount of all Multicurrency Loans made by such Lender that are outstanding at such time, and (ii) the Dollar Amount of such Lender’s Multicurrency Swingline Exposure at such time.

“Revolving Loans” means, collectively, the Dollar Loans and the Multicurrency Loans.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/-sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/-offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii)  (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Self Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Authority, but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, electronic communication networks, insurance companies or agents, investment companies or investment advisors.

“Spot Rate” for a Currency means the rate determined by the Administrative Agent to be the rate quoted as the spot rate for the purchase of such Currency with another Currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if such spot rate is not available, the “Spot Rate” shall be determined by reference to a publically available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, the Administrative Agent may use any reasonable method it deems appropriate to determine such spot rate, and such determination shall be conclusive absent manifest error.

“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Sterling” or “£” means the lawful money of the United Kingdom.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency).  When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“Swingline Commitment” means the Dollar Swingline Commitment or Multicurrency Swingline Commitment, or both, as the context requires.

“Swingline Exposure” means, with respect to any Lender at any time, such Lender’s Dollar Swingline Exposure or Multicurrency Swingline Exposure, or both, as the context requires.

“Swingline Lender” means Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity.

“Swingline Loans” has the meaning given to such term in Section 2.1(d).

“Swingline Maturity Date” means the day which is 30 days prior to the Maturity Date.

“Swingline Note” means the Dollar Swingline Note or the Multicurrency Swingline Note, or both, as the context requires.

“Syndication Agent” means Bank of America, N.A., and its successors in its capacity as syndication agent.

“Target” has the meaning given to such term in Section 5.10(a)(i).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Liquidity Facility” has the meaning set forth in Section 3.1(e).

“Termination Date” means the Maturity Date or such earlier date of termination of the Commitments pursuant to Section  2.5 or Section  8.2.

“The Clearing Corporation” means The Clearing Corporation, a Delaware corporation and a Subsidiary of the Borrower.

“Total Funded Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Total Leverage Ratio” means, as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) Total Funded Debt as of such date to (ii) Consolidated EBITDA for such Reference Period.

“Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“Type” has the meaning given to such term in Section  2.2(a).

“Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

“Unutilized Commitment” means, with respect to any Revolving Credit Lender at any time, such Lender’s Unutilized Dollar Commitment or Unutilized Multicurrency Commitment, as the context may require.

“Unutilized Dollar Commitment” means, with respect to any Dollar Lender at any time, such Lender’s Dollar Commitment at such time less the sum of (i) the aggregate principal amount of all Dollar Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Dollar Swingline Exposure at such time and (iii) such Lender’s Letter of Credit Exposure at such time.

“Unutilized Dollar Swingline Commitment” means, with respect to the Swingline Lender at any time, the Dollar Swingline Commitment at such time less the aggregate principal amount of all Dollar Swingline Loans that are outstanding at such time.

“Unutilized Multicurrency Commitment” means, with respect to any Multicurrency Lender at any time, such Lender’s Multicurrency Commitment at such time less the sum of (i) the aggregate principal amount of all Multicurrency Loans made by such Lender that are outstanding at such time and (ii) such Lender’s Multicurrency Swingline Exposure at such time.

“Unutilized Multicurrency Swingline Commitment” means, with respect to the Swingline Lender at any time, the Multicurrency Swingline Commitment at such time less the aggregate principal amount of all Multicurrency Swingline Loans that are outstanding at such time.

“Wells Fargo” means Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), and its successors and assigns.

“Wells Fargo Fee Letter” means the letter from Wells Fargo and Wells Fargo Securities, LLC, to the Borrower, dated February 11, 2010, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified, restated or supplemented from time to time.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding any directors’ qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

1.2           Accounting Terms.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders prior to the Closing Date; provided that if the Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article  VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

1.3           Other Terms; Construction.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          All references herein to the Lenders or any of them shall be deemed to include the Swingline Lender and the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.

(c)          Notwithstanding the foregoing, calculations to determine compliance by the Borrower for any period with the Total Leverage Ratio covenant as set forth in Article  VI, and calculations of the financial covenants contained in Article  VI to determine whether a condition to a Permitted Acquisition, Permitted Asset Disposition, permitted incurrence of Indebtedness or other transaction has been met, shall be determined in each case on a pro forma basis (a “Pro Forma Basis”) after giving effect to any Acquisition, Asset Disposition, incurrence of Indebtedness or other transaction (each, a “transaction”) occurring during such period (or proposed to be consummated, as the case may be) as if such transaction had occurred as of the first day of such period, in accordance with the following:

(i)            any Indebtedness incurred or assumed by any Credit Party in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of the first day of the applicable period (and if such Indebtedness has a floating or formula rate, such Indebtedness shall, for purposes of such determination, have an implied rate of interest during the applicable period determined by utilizing the rate of interest that is or would be in effect with respect to such Indebtedness as of the date of determination);

(ii)           any Indebtedness retired or repaid in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition) shall be deemed to have been retired or repaid as of the first day of the applicable period;

(iii)           with respect to any Permitted Acquisition, (A) income statement items (whether positive or negative), cash flow statements (as they relate to Capital Expenditures and Capitalized Software Development Costs) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable period, provided that such income statement, cash flow statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent, and (B) operating expense reductions, cost savings and other pro forma adjustments attributable to such Permitted Acquisition may be included to the extent that such adjustments (y) would be permitted pursuant to Article  XI of Regulation S-X under the Securities Act (irrespective of whether the Borrower is subject thereto) or (z) have been approved in writing by the Administrative Agent; and

(iv)           with respect to any Permitted Asset Disposition, income statement items (whether positive or negative) and balance sheet items attributable to the assets disposed of shall be excluded from such calculations to the extent relating to the applicable period.

1.4            Currency Equivalents Generally.

(a)           The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of amounts denominated in Foreign Currencies and shall deliver notice of such determination to the Borrower, provided that the failure of the Administrative Agent to provide the Borrower with any such notice shall neither affect any obligations of the Borrower hereunder or the applicability of the Spot Rate as so determined nor result in any liability on the part of the Administrative Agent to the Borrower.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Amount as so determined by the Administrative Agent in accordance with this Agreement.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a LIBOR Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or LIBOR Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Foreign Currency), as determined by the Administrative Agent.

1.5            Redenomination of Certain Foreign Currencies.

(a)           Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of the Borrower for any amount due under this Agreement and (ii) without increasing any commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

(c)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1           Commitments.

(a)           Each Dollar Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Dollar Loans to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Dollar Commitment, provided that no Borrowing of Dollar Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Dollar Swingline Loans with proceeds of Dollar Loans made pursuant to such Borrowing), (y) the Revolving Dollar Credit Exposure of any Dollar Lender would exceed its Dollar Commitment at such time or (z) the Aggregate Revolving Dollar Credit Exposure would exceed the aggregate Dollar Commitments at such time.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Dollar Loans.

(b)           Each Multicurrency Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Multicurrency Loans to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Multicurrency Commitment, provided that no Borrowing of Multicurrency Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Multicurrency Swingline Loans with proceeds of Multicurrency Loans made pursuant to such Borrowing), (y) the Revolving Multicurrency Credit Exposure of any Multicurrency Lender would exceed its Multicurrency Commitment at such time or (z) the Aggregate Revolving Multicurrency Credit Exposure would exceed the aggregate Multicurrency Commitments at such time.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Multicurrency Loans.

(c)           The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans in Dollars (each, a “Dollar Swingline Loan”) to the Borrower under the Dollar Commitments, from time to time on any Business Day during the period from the Closing Date to but excluding the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Dollar Swingline Commitment.  Dollar Swingline Loans may be made even if the aggregate principal amount of Dollar Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Dollar Loans made by the Swingline Lender and its Letter of Credit Exposure in its capacity as a Dollar Lender outstanding at such time, would exceed the Swingline Lender’s own Dollar Commitment at such time, but provided that no Borrowing of Dollar Swingline Loans shall be made if, immediately after giving effect thereto, (x) the Revolving Dollar Credit Exposure of any Dollar Lender would exceed its Dollar Commitment at such time, (y) the Aggregate Revolving Dollar Credit Exposure would exceed the aggregate Dollar Commitments at such time or (z) any Dollar Lender is at such time a Defaulting Lender hereunder, unless the aggregate Dollar Swingline Exposure of such Lender has been reallocated pursuant to Section 2.21(c)(i) and any amount not reallocated has been cash collateralized pursuant to Section 2.21(c)(ii) or the Swingline Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Dollar Loans pursuant to Section  2.2(e)) and reborrow Dollar Swingline Loans.

(d)           The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans in any Foreign Currency (each, a “Multicurrency Swingline Loan,” and collectively with the Dollar Swingline Loans, the “Swingline Loans”) from time to time on any Business Day during the period from the Closing Date to but excluding the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Multicurrency Swingline Commitment.  Multicurrency Swingline Loans may be made even if the aggregate Dollar Amount of Multicurrency Swingline Loans outstanding at any time, when added to the Dollar Amount of the Multicurrency Loans made by the Swingline Lender in its capacity as a Multicurrency Lender outstanding at such time, would exceed the Swingline Lender’s own Multicurrency Commitment at such time, but provided that no Borrowing of Multicurrency Swingline Loans shall be made if, immediately after giving effect thereto, (x) the Revolving Multicurrency Credit Exposure of any Multicurrency Lender would exceed its Multicurrency Commitment at such time, (y) the Aggregate Revolving Multicurrency Credit Exposure would exceed the aggregate Multicurrency Commitments at such time or (z) any Multicurrency Lender is at such time a Defaulting Lender hereunder, unless the aggregate Multicurrency Swingline Exposure of such Lender has been reallocated pursuant to Section 2.21(c)(i) and any amount not reallocated has been cash collateralized pursuant to Section 2.21(c)(ii) or the Swingline Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender.  Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Multicurrency Loans pursuant to Section  2.2(e)) and reborrow Multicurrency Swingline Loans.

2.2            Borrowings.

(a)           The Dollar Loans and Multicurrency Loans denominated in Dollars shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Revolving Loan).  The Multicurrency Loans denominated in a Foreign Currency shall be made and maintained as LIBOR Loans at all times.  All Revolving Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and Currency.  The Swingline Loans shall be made and maintained as LIBOR Market Index Rate Loans at all times.

(b)           In order to make a Borrowing (other than (w) Borrowings of Swingline Loans, which shall be made pursuant to Section  2.2(d), (x) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section  2.2(e), (y) Borrowings for the purpose of satisfying a Reimbursement Obligation of the Borrower, which shall be made pursuant to Section 2.19(e), and (z) Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to Section  2.11), (i) the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to each Borrowing of Dollar Loans or Multicurrency Loans denominated in Dollars to be comprised of LIBOR Loans and not later than 10:00 a.m., Charlotte, North Carolina time, on the Business Day of any Borrowing of Dollar Loans or Multicurrency Loans denominated in Dollars to be comprised of Base Rate Loans, and (ii) the Borrower will give the Administrative Agent written notice not later than 10:00 a.m., Charlotte, North Carolina time, four (4) Business Days prior to each Borrowing of Multicurrency Loans denominated in a Foreign Currency; provided, however, that requests for the Borrowing of any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given with less advance notice than as specified hereinabove.  Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Currency, Class and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day.  Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing.  Notwithstanding anything to the contrary contained herein:

 (i)           except for a Borrowing with respect to a Refunded Swingline Loan in accordance with Section 2.2(e) and Borrowings to satisfy a Reimbursement Obligation of the Borrower in accordance with Section 2.19(e), the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments with respect to the applicable Class), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments with respect to the applicable Class);

(ii)           to the extent practicable and not in violation of the minimum borrowing requirements hereunder, all Borrowings of Revolving Loans denominated in Dollars shall be made such that, after giving effect to each Borrowing thereof, the percentage that the aggregate outstanding Dollar Loans and Multicurrency Loans denominated in Dollars bear to the aggregate outstanding Revolving Loans denominated in Dollars shall equal the Applicable Commitment Percentage for Dollar Commitments and Multicurrency Commitments, respectively, provided that, notwithstanding the foregoing, the Borrower may alter the balance of Revolving Loans denominated in Dollars between Dollar Loans and Multicurrency Loans as aforesaid described (through, by way of example, the use of the proceeds from a Borrowing of Dollar Loans to pay down outstanding Multicurrency Loans denominated in Dollars), in order to facilitate the borrowing of Multicurrency Loans denominated in a Foreign Currency, so that, for the avoidance of doubt, the Borrower may alter the balance of Revolving Loans  denominated in Dollars between Dollar Loans and Multicurrency Loans as aforesaid described, to allow for Borrowings of Multicurrency Loans denominated in a Foreign Currency up to a Foreign Currency Equivalent of $150,000,000 so long as all conditions to a Borrowing hereunder can be satisfied and such alteration does not have the effect of causing the Dollar Amount of all outstanding Revolving Loans to exceed the Aggregate Commitments or the Aggregate Revolving Dollar Credit Exposure to exceed the aggregate Dollar Commitments;

(iii)           if the Borrower shall have failed to designate the Type of Dollar Loans or Multicurrency Loans denominated in Dollars comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(iv)           if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)           Not later than 1:00 p.m., Local Time, on the requested Borrowing Date, each applicable Lender will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the Revolving Loan or Revolving Loans to be made by such Lender.  To the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section  2.3(a) and in like funds as received by the Administrative Agent.

(d)           In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent) written notice not later than 11:00 a.m., Local Time, on the date of such Borrowing.  Each such notice (each, a “Notice of Swingline Borrowing”) shall be given in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which (A) with respect to Dollar Swingline Loans, shall not be less than $100,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Dollar Swingline Commitment) and (B) with respect to Multicurrency Swingline Loans, the Dollar Amount of which shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the Unutilized Multicurrency Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day.  Not later than 1:00 p.m., Local Time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the requested Swingline Loan.  To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with Section  2.3(a) and in like funds as received by the Administrative Agent.

(e)           With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of (i) Dollar Loans, with respect to any Dollar Swingline Loan, or (ii) Multicurrency Loans, with respect to any Multicurrency Swingline Loan, in each case to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Lender) and each other applicable Lender (on behalf of, and with a copy to, the Borrower), not later than 10:00 a.m., Charlotte, North Carolina time, (A) on the Business Day of the proposed Borrowing Date therefor with respect to the repayment of any Dollar Swingline Loans or (B) four Business Days prior to the proposed Borrowing Date therefor with respect to the repayment of any Multicurrency Swingline Loan, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Dollar Lenders or Multicurrency Lenders, as the case may be, to make Dollar Loans or Multicurrency Loans, respectively (which, in the case of Dollar Loans, shall be made initially as Base Rate Loans and, in the case of Multicurrency Loans, shall be made initially as LIBOR Loans with an Interest Period of 1 month) on such Borrowing Date in an aggregate amount equal to the amount of such Dollar Swingline Loans or Multicurrency Swingline Loans, as the case may be (the “Refunded Swingline Loans”), outstanding on the date such notice is given that the Swingline Lender requests to be repaid.  Not later than 1:00 p.m., Local Time time, on the requested Borrowing Date, each applicable Lender (other than the Swingline Lender) will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to the amount of the Dollar Loan or Multicurrency Loan, as the case may be, to be made by such Lender.  To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans.  Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender’s ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Dollar Loans or Multicurrency Loans, as the case may be, made as provided above (including a Dollar Loan or Multicurrency Loan, as the case may be, deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Dollar Loans or Multicurrency Loans, as the case may be.  If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among (i) all the Dollar Lenders, with respect to Dollar Swingline Loans, or (ii) all the Multicurrency Lenders, with respect to Multicurrency Swingline Loans, in the manner contemplated by Section  2.14(b).

(f)           If, as a result of any Bankruptcy Event with respect to the Borrower, Dollar Loans or Multicurrency Loans, as the case may be, are not made pursuant to Section  2.2(e) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Dollar Lender or Multicurrency Lender, as the case may be, shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Dollar Commitment or Multicurrency Commitment, as the case may be, bears to the aggregate Dollar Commitments or Multicurrency Commitments, respectively, at such time, or if the Dollar Commitments or Multicurrency Commitments, as the case may be, have been terminated, based on the proportion that its Dollar Commitment or Multicurrency Commitment, as the case may be, bears to the aggregate Dollar Commitments or Multicurrency Commitments, respectively, in each case immediately prior to the termination thereof) of the unpaid amount thereof together with accrued interest thereon.  Upon (i) one (1) Business Day’s prior notice from the Swingline Lender, with respect to a participation in Dollar Swingline Loans, or (ii) four (4) Business Days’ prior notice from the Swingline Lender with respect to a participation in Multicurrency Swingline Loans, each Dollar Lender or Multicurrency Lender, as the case may be (other than the Swingline Lender), will make available to the Administrative Agent at its Payment Office an amount, in the applicable Currency and in immediately available funds, equal to its respective participation.  To the extent the applicable Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent.  In the event any applicable Lender fails to make available to the Administrative Agent the amount of such Lender’s participation as provided in this Section  2.2(f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate.  Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Dollar Lender or Multicurrency Lender, as the case may be, that has acquired a participation therein such Lender’s ratable share of such payment.

(g)           Notwithstanding any provision of this Agreement to the contrary, the obligation of each Dollar Lender and each Multicurrency Lender (other than the Swingline Lender) to make Dollar Loans or Multicurrency Loans, as the case may be, for the purpose of repaying any Refunded Swingline Loans pursuant to Section  2.2(e) and each such Dollar Lender’s or Multicurrency Lender’s, as the case may be, obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section  2.2(f) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of the amount of such Borrowing of Loans to meet the minimum Borrowing amount specified in Section  2.2(b), or (iv) the failure of any conditions set forth in Section  3.2 or elsewhere herein to be satisfied.

2.3            Disbursements; Funding Reliance; Domicile of Loans.

(a)           The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any Authorized Officer of the Borrower, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter.  The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section  2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Adjusted Base Rate.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)           The obligations of the Lenders hereunder to make Loans, to fund participations in Swingline Loans and Letters of Credit and to make payments pursuant to Section  10.1(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make any such payment required hereunder.

(d)           Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4            Evidence of Debt; Notes.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(b)           The Administrative Agent shall maintain the Register pursuant to Section  10.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made by such Lender, the Class, Currency and Type of each such Loan and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

(c)           The entries made in the Register and subaccounts maintained pursuant to Section  2.4(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section  2.4(a)) shall, to the extent permitted by applicable law, be conclusive absent manifest error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)           The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced (i) in the case of Dollar Loans, by a Dollar Note appropriately completed in substantially the form of Exhibit A-1, (ii) in the case of Multicurrency Loans, by a Multicurrency Note appropriately completed in substantially the form of Exhibit A- 2, (iii) in the case of the Dollar Swingline Loans, by a Dollar Swingline Note appropriately completed in substantially the form of Exhibit A-3 and (iv) in the case of the Multicurrency Swingline Loans, by a Multicurrency Swingline Note appropriately completed in substantially the form of Exhibit A-4, in each case executed by the Borrower and payable to the order of such Lender.  Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.5             Termination and Reduction of Commitments and Swingline Commitments.

(a)            The Commitments shall be automatically and permanently terminated on the Termination Date.  The Swingline Commitments shall be automatically and permanently terminated on the Swingline Maturity Date, unless sooner terminated pursuant to any other provision of this Section  2.5 or Section  8.2.

(b)            At any time and from time to time after the date hereof, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (and in the case of a termination or reduction of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Dollar Commitments, the aggregate Unutilized Multicurrency Commitments, the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment, provided that any such partial reduction shall be in an aggregate Dollar Amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 in the case of the Unutilized Dollar Swingline Commitment or the Unutilized Multicurrency Swingline Commitment).  The amount of any termination or reduction made under this Section  2.5(b) may not thereafter be reinstated.

(c)           Except as set forth in Section 2.5(d), each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders of such Class according to their respective Commitments of such Class.  Notwithstanding any provision of this Agreement to the contrary, (i) any reduction of the Commitments pursuant to this Section  2.5 that has the effect of reducing the aggregate Dollar Commitments to an amount less than the amount of the Dollar Swingline Commitment at such time shall result in an automatic corresponding reduction of the Dollar Swingline Commitment to the amount of the aggregate Dollar Commitments (as so reduced), and (ii) any reduction of the Commitments pursuant to this Section  2.5 that has the effect of reducing the aggregate Multicurrency Commitments to an amount less than the amount of the Multicurrency Swingline Commitment at such time shall result in an automatic corresponding reduction of the Multicurrency Swingline Commitment to the amount of the aggregate Multicurrency Commitments (as so reduced), in each case, without any further action on the part of the Borrower, the Swingline Lender or any other Lender.

(d)           The Borrower shall have the right, at any time, upon at least ten Business Days’ notice to a Defaulting Lender (with a copy to the Administrative Agent), to terminate in whole such Lender’s Commitment, without affecting the Commitments of any other Lender; provided that, (i) for so long as any Loans are outstanding, the consent of the Required Lenders shall be required prior to the termination of the Commitment of any Defaulting Lender and (ii) such Defaulting Lender has paid the Administrative Agent, the Swingline Lender, the Issuing Lender and any Lender all amounts owed by such Defaulting Lender pursuant to the terms of this Agreement.  Such termination shall be effective, (x) with respect to such Lender’s Unutilized Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice and (y) with respect to each Revolving Loan outstanding to such Lender, in the case of Base Rate Loans, on the date set forth in such notice and, in the case of LIBOR Loans, on the last day of the then current Interest Period relating to such LIBOR Loan.  Upon termination of a Lender’s Commitments under this Section 2.5(d), the Borrower will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Revolving Loans owing to such Lender and, subject to Section 2.21, pay any accrued commitment fees or letter of credit fees payable to such Lender pursuant to the provisions of Section 2.9, and all other amounts payable to such Lender hereunder (including, but not limited to, any amounts owing under Sections 2.15 and 2.16); and, if such Lender is an Issuing Lender, shall pay to such Issuing Lender for deposit in an escrow account an amount equal to the Letter of Credit Exposure issued by such Issuing Bank, whereupon all Letters of Credit issued by such Issuing Bank shall be deemed to have been issued outside of this Agreement on a bilateral basis and shall cease for all purposes to constitute a Letter of Credit issued under this Agreement, and upon such payments, except as otherwise provided below, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Lender’s rights under Sections 2.15, 2.16, 2.19(j) and 10.1, in each case in accordance with the terms thereof, shall survive such release and discharge as to matters occurring prior to such date and (ii) such escrow agreement shall be in a form reasonably agreed to by the Borrower and such Issuing Lender.  Subject to Section 2.20, the aggregate amount of the Commitments of the Lenders once reduced pursuant to this Section 2.5(d) may not be reinstated.  The termination of the Commitments of a Defaulting Lender pursuant to this Section 2.5(d) will not be deemed to be a waiver of any right that the Borrower, the Administrative Agent, the Issuing Lender or any other Lender may have against such Defaulting Lender that arose prior to the date of such termination. Upon any such termination, the pro rata shares of the remaining Lenders will be revised.

2.6            Mandatory Payments and Prepayments.

(a)           Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Maturity Date, (ii) the aggregate outstanding principal of the Dollar Swingline Loans shall be due and payable in full on the Swingline Maturity Date, and (iii) the aggregate outstanding principal amount of each Multicurrency Swingline Loan shall be due and payable in full on the earlier of (A) the date ten (10) Business Days following the date such Multicurrency Swingline Loan is made, and (B) the Swingline Maturity Date.

(b)           In the event that, at any time, the Aggregate Revolving Dollar Credit Exposure (excluding the aggregate amount of any Dollar Swingline Loans to be repaid with proceeds of Dollar Loans made on the date of determination) shall exceed the aggregate Dollar Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Dollar Swingline Loans to the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Dollar Swingline Loans, the outstanding principal amount of the Dollar Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Dollar Swingline Loans and Dollar Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 2.19(i), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.  In the event that, on any Revaluation Date, the Aggregate Revolving Multicurrency Credit Exposure (excluding the aggregate amount of any Multicurrency Swingline Loans to be repaid with proceeds of Multicurrency Loans made on such Revaluation Date) shall exceed 105% of the aggregate Multicurrency Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will prepay the outstanding principal amount of the Multicurrency Swingline Loans in the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Multicurrency Swingline Loans, the outstanding principal amount of the Multicurrency Loans in the amount of such excess, (i) within 1 Business Day after receipt of notice thereof for any such prepayment of  Multicurrency Loans denominated in Dollars and (ii) within 3 Business Days after receipt of notice thereof for any such prepayment of Multicurrency Loans denominated in a Foreign Currency or Multicurrency Swingline Loans.

2.7           Voluntary Prepayments.

(a)           At any time and from time to time, the Borrower shall have the right to prepay the Loans of any Class, in whole or in part, without premium or penalty (except as provided in clause  (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans (other than Swingline Loans, which may be prepaid on a same-day basis), provided that (i) each partial prepayment of LIBOR Loans or Multicurrency Swingline Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 and $100,000, respectively, in the case of Dollar Swingline Loans), (ii) no partial prepayment of LIBOR Loans or Multicurrency Swingline Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans or Multicurrency Swingline Loans, respectively, under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section  2.17 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto.  Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein.  Revolving Loans and Swingline Loans prepaid pursuant to this Section  2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement.  In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

(b)           Each prepayment of the Loans of any Class made pursuant to Section  2.7(a) shall be applied ratably among the Lenders of such Class holding the Loans being prepaid, in proportion to the principal amount held by each, provided that the proceeds thereof shall be applied so that after giving effect thereto the percentage that the aggregate outstanding Dollar Loans and Multicurrency Loans denominated in Dollars (after giving effect to each such Borrowing) bear to the aggregate outstanding Revolving Loans denominated in Dollars shall equal the Applicable Commitment Percentage for Dollar Commitments and Multicurrency Commitments, respectively.

2.8            Interest.

(a)           Subject to Section 2.8(b), the Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan, and (iii) at the Adjusted LIBOR Market Index Rate, as in effect from time to time for all Swingline Loans.

(b)          Upon the occurrence and during the continuance of any Event of Default under Sections  8.1(a), 8.1(f), or 8.1(g) and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand.  To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(c)          Accrued (and theretofore unpaid) interest shall be payable as follows:

(i)           in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section  2.6, except as provided hereinbelow) and each LIBOR Market Index Rate Loan, in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans and LIBOR Market Index Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii)           in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section  2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section  2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause  (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

(iii)           in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)           Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law.  If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.  In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e)           The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender.  Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.9            Fees.  The Borrower agrees to pay:

(a)           To Wells Fargo, for its own account, the administrative fee required under the Wells Fargo Fee Letter to be paid to Wells Fargo, in the amounts due and at the times due as required by the terms thereof;

(b)           To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from and including the Closing Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Lender’s ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments (excluding clause  (ii) of the definition of Unutilized Dollar Commitments for purposes of this Section  2.9(b) only), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

(c)           To the Administrative Agent, for the account of each Dollar Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect from time to time during such quarter for LIBOR Loans, on such Lender’s ratable share (based on the proportion that its Dollar Commitment bears to the aggregate Dollar Commitments, or if the Dollar Commitments have been terminated, based upon the proportion that its Revolving Dollar Credit Exposure bears to the Aggregate Revolving Dollar Credit Exposure) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

(d)           To Wells Fargo, for its own account in its capacity as the Issuing Lender, the fronting fee required under the Wells Fargo Fee Letter to be paid to Wells Fargo, in the amounts due and at the times due as required by the terms thereof; and

(e)           To the Issuing Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under Section 2.9(d).

2.10           Interest Periods.  Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

  (i)             all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

  (ii)             the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

  (iii)          LIBOR Loans may not be outstanding under more than ten (10) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

  (iv)          if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

  (v)           the Borrower may not select any Interest Period that expires after the Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

  (vi)          if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

  (vii)          the Borrower may not select any Interest Period (and consequently, no LIBOR Loans shall be made) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

2.11           Conversions and Continuations.

(a)            The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (t) Borrowings of a Class may only be continued as or converted into a Borrowing of the same Class, (u) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (v) a Borrowing of LIBOR Loans denominated in a Foreign Currency may not be converted to a Borrowing of a different Type, (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in Section  2.15(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section  2.17 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

(b)            The Borrower shall make each such election by giving the Administrative Agent written notice (i) not later than 11:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into LIBOR Loans, or any continuation of LIBOR Loans denominated in Dollars, (ii) not later than 10:00 a.m., Charlotte, North Carolina time, four (4) Business Days prior to the intended effective date of any continuation of LIBOR Loans denominated in a Foreign Currency, and (iii) not later than 11:00 a.m., Charlotte, North Carolina time, one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans.  Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class, Currency and Type of the Loans being converted or continued.  Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each applicable Lender of the proposed conversion or continuation.  In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding LIBOR Loans, such LIBOR Loans denominated in Dollars shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof) and LIBOR Loans denominated in a Foreign Currency shall be repaid upon the expiration of the then current Interest Period applicable thereto pursuant to the terms hereof.  In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, its LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

2.12          Method of Payments; Computations; Apportionment of Payments.

(a)           All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in the applicable Currency and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Administrative Agent, the Multicurrency Agent, the Issuing Lender, or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its Payment Office prior to 12:00 noon, Local Time, on the date payment is due.  Any payment made as required hereinabove, but after 12:00 noon, Local Time, shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section  2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)           The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows:   (i) if the payment is received by 12:00 noon, Local Time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Local Time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected).  If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.

(c)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)           All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans and Multicurrency Loans or Multicurrency Swingline Loans denominated in Sterling, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

(e)           Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section  8.2 shall be applied as follows:

 (i)           first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

 (ii)          second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Credit Document;

 (iii)          third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

 (iv)          fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

 (v)           fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure), and with respect to any Hedge Agreement between the Borrower or any of its Subsidiaries, on the one hand, and any Hedge Party, on the other hand (to the extent such Hedge Agreement is permitted hereunder), any breakage, termination or other payments due under such Hedge Agreement and any interest accrued thereon;

 (vi)          sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents and not repaid; and

 (vii)          seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, and (y) all amounts shall be apportioned ratably among the Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses  (iii) through (vii) above.

2.13           Recovery of Payments.

(a)           The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Swingline Lender, the Issuing Lender or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)           If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount.  If any such amounts are recovered by the Administrative Agent from the Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.14           Pro Rata Treatment.

(a)           All fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments of such Class (in the case of the funding of Revolving Loans pursuant to Section  2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Revolving Loans pursuant to Section  2.11, or in the event the Commitments have expired or have been terminated), as the case may be from time to time.  All payments on account of principal of or interest on any Revolving Loans, fees or any other Obligations owing to or for the account of any one or more Lenders of a Class shall be apportioned ratably among such Lenders of such Class in proportion to the amounts of such principal, interest, fees or other Obligations of such Class owed to them respectively.

(b)           If any Lender of any Class shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations of such Class hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations of such Class greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of such Class of the other Lenders of such Class, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them of such Class, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Swingline Loans or Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section  2.14(b) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this Section  2.14(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section  2.14(b) to share in the benefits of any recovery on such secured claim.

2.15           Increased Costs; Change in Circumstances; Illegality.

(a)             If any Change in Law shall:

 (i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or the Issuing Lender;

 (ii)           subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

 (iii)           impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender (which shall be in reasonable detail) setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in Section  2.15(a) or Section 2.15(b), and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined in good faith that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination in good faith that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders.  Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(f)           Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower.  Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

2.16           Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Without limiting the provisions of Section  2.16(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate (which shall be in reasonable detail) as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Administrative Agent and each Lender agrees to cooperate with any reasonable request made by the Borrower in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16 if (i) the Borrower has agreed in writing to pay all of the Administrative Agent’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Administrative Agent or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) the Borrower furnishes, upon request of the Administrative Agent or such Lender, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to the Administrative Agent or such Lender) to the effect that such Indemnified Taxes were wrongly or illegally imposed.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)           If the Administrative Agent or any Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section  2.16(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.17           Compensation.  The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section  2.18(a) or any acceleration of the maturity of the Loans pursuant to Section  8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder.  Calculation of all amounts payable to a Lender under this Section  2.17 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section  2.17.  A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section  2.17 by any Lender as to any additional amounts payable pursuant to this Section  2.17 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent.  Determinations set forth in any such certificate made in good faith for purposes of this Section  2.17 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

2.18           Replacement of Lenders; Mitigation of Costs.

(a)           The Borrower may, at any time (other than after the occurrence and during the continuance of an Event of Default) at its sole expense and effort, require any Lender (i) that has requested compensation from the Borrower under Sections 2.15(a) or 2.15(b) or payments from the Borrower under Section  2.16, or (ii) the obligation of which to make or maintain LIBOR Loans or any funded participations in Letters of Credit not refinanced through the Borrowing of Revolving Loans has been suspended under Section  2.15(f) or (iii) that is a Defaulting Lender or a Nonconsenting Lender, in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section  10.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

 (i)             the Administrative Agent shall have received the assignment fee specified in Section  10.6(b)(iv), which fee shall be payable by the Borrower or such assignee;

 (ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section  2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

 (iii)           in the case of any such assignment resulting from a request for compensation under Sections 2.15(a) or 2.15(b) or payments required to be made pursuant to Section  2.16, such assignment will result in a reduction in such compensation or payments thereafter;

 (iv)           in the case of an assignment of the interests, rights and obligations under this Agreement and the related Credit Documents of a Nonconsenting Lender, such assignee shall have approved (or shall approve) such consent, waiver or amendment that resulted in the Nonconsenting Lender becoming a Nonconsenting Lender; and

(v)           such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)           If any Lender requests compensation under Sections 2.15(a) or 2.15(b), or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section  2.16, or if any Lender gives a notice pursuant to Section  2.15(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15(a), 2.15(b) or 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section  2.15(f), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.19           Letters of Credit.

(a)              Issuance.  Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the Letter of Credit Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of the Borrower or any of its Subsidiaries under the Dollar Commitments one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (collectively with the Existing Letters of Credit, and, in each case, with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, the “Letters of Credit”).  The Stated Amount of each Letter of Credit shall not be less than $100,000.00 (other than with respect to an Existing Letter of Credit).  Notwithstanding the foregoing:

  (i)            No Letter of Credit shall be issued if the Stated Amount upon issuance when added to the Aggregate Revolving Dollar Credit Exposure, would exceed the aggregate Dollar Commitments at such time;

  (ii)           Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit (and the Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries);

(iii)           No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

(iv)           The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, (B) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 3.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 2.19(a) or (C) any Lender is at such time a Defaulting Lender hereunder, unless the aggregate Letter of Credit Exposure of such Lender has been reallocated pursuant to Section 2.21(c)(i) and any amount not reallocated has been cash collateralized pursuant to Section 2.21(c)(ii) or the Issuing Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(b)           Notices.  Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte, North Carolina time, three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form of Exhibit B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit.  The Borrower will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit.  Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Dollar Lender.  The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Section 2.19, be treated in all respects as the issuance of a new Letter of Credit.

(c)            Participations.  Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Dollar Lender, and each Dollar Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Issuing Lender), an undivided interest and participation, pro rata (based on the proportion that its Dollar Commitment bears to the aggregate Dollar Commitments at such time, or if the Dollar Commitments have been terminated, based on the proportion that its Dollar Commitment bears to the aggregate Dollar Commitments, in each case immediately prior to the termination thereof), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the other Dollar Lenders shall have no right to receive any portion thereof.  In consideration and in furtherance of the foregoing, each Dollar Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Dollar Lender’s pro rata share (determined as provided above) of each Reimbursement Obligation not reimbursed by the Borrower on the date due as provided in Section 2.19(d) or through the Borrowing of Dollar Loans as provided in Section 2.19(e) (because the conditions set forth in Section 3.2 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Upon any change in the Commitments of any of the Dollar Lenders, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section 2.19(c) to reflect the new pro rata shares of the assigning Dollar Lender and the assignee.  Each Dollar Lender’s obligation to make payment to the Issuing Lender pursuant to this Section 2.19(c) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Dollar Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

(d)           Reimbursement.  The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by the Issuing Lender (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Dollar Loans made on the date of such payment by the Issuing Lender, as set forth more completely in Section 2.19(e)), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte, North Carolina time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Dollar Loans as in effect from time to time during such period, such interest also to be payable on demand.  The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower’s obligations under this Section 2.19(d) or any other provision of this Agreement.  The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section 2.19(d).

(e)           Payment by Dollar Loans.  In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Section 2.19(d), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 2.19(i) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Dollar Lender, of such failure.  If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte, North Carolina time, on any Business Day, each Dollar Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Dollar Commitments represented by such Lender’s Dollar Commitment) of the amount of such payment on such Business Day in immediately available funds.  If the Administrative Agent gives such notice after 12:00 noon, Charlotte, North Carolina time, on any Business Day, each such Dollar Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day.  If and to the extent any Dollar Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Dollar Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent.  The failure of any Dollar Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Dollar Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Dollar Lender shall be responsible for the failure of any other Dollar Lender to make available to the Administrative Agent such other Dollar Lender’s pro rata share of any such payment.  Each such payment by a Dollar Lender under this Section 2.19(e) of its pro rata share of an amount paid by the Issuing Lender shall constitute a Dollar Loan by such Dollar Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Dollar Commitments immediately prior to giving effect to the application of the proceeds of such Dollar Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.  Each Dollar Lender’s obligation to make Dollar Loans pursuant to this Section 2.19(e) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of the amount of such Borrowing of Dollar Loans to meet the minimum Borrowing amount specified in Section 2.2(b); provided, however, that each Dollar Lender’s obligation to make Dollar Loans pursuant to this Section 2.19(e) is subject to the conditions set forth in Section 3.2 (other than delivery by the Borrower of a Notice of Borrowing).

(f)           Payment to Dollar Lenders.  Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Dollar Lenders pursuant to Section 2.19(e), the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Dollar Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Dollar Lender’s ratable share (based on the proportionate amount funded by such Dollar Lender to the aggregate amount funded by all Dollar Lenders) of such Reimbursement Obligation.

(g)           Existing Letters of Credit.  The Borrower and the Lenders agree that, on and as of the Closing Date, each Existing Letter of Credit issued for the account of the Borrower or any of its Subsidiaries will be deemed continued for the account of such Person under this Agreement as a Letter of Credit issued pursuant to this Section 2.19.

(h)           Obligations Absolute.  The Reimbursement Obligations of the Borrower shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)             Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

(ii)            Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

(iii)           The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iv)           Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(v)             Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(vi)            The exchange, release, surrender or impairment of any collateral or other security for the Obligations;

(vii)           The occurrence of any Default or Event of Default; or

(viii)          Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender.  It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, (i) the Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

(i)           Cash Collateral Account.  At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of the Required Dollar Lenders shall, require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to 100% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(b), the Administrative Agent will retain such amount as may then be required to be retained, such amounts to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Dollar Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower’s Reimbursement Obligations as and when the same shall arise.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor.  Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct.  If the Borrower is required to provide cash collateral pursuant to Section 2.6(b), such amount (including interest), to the extent not applied as aforesaid, shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the Aggregate Revolving Dollar Credit Exposure would not exceed the aggregate Dollar Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time.  If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(j)           The Issuing Lender.  The Issuing Lender shall act on behalf of the Dollar Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Lender.

(k)           Effectiveness.  Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Section 2.19 shall remain in full force and effect until the Issuing Lender and the Dollar Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

2.20          Increase in Commitments

(a)           From time to time on and after the Closing Date and prior to the Termination Date, the Borrower may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments of any Class by an amount which (i) is not less than $10,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, with respect to any such request and (ii) when aggregated with all prior and concurrent increases in the Commitments of all Classes pursuant to this Section  2.20, is not in excess of $100,000,000.  The Borrower may increase the aggregate amount of the Commitments by (x) having another lender or lenders (each, an “Additional Lender”) become party to this Agreement, (y) agreeing with any Lender (with the consent of such Lender in its sole discretion) to increase its Commitment hereunder (each, an “Increasing Lender”) or (z) a combination of the procedures described in clauses (x) and (y) of this sentence; provided that no Lender shall be obligated to increase its Commitment without its consent.

(b)           Any increase in the Commitments pursuant to this Section  2.20 shall be subject to satisfaction of the following conditions:

 (i)            The Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the applicable increase date signed by an Authorized Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase;

 (ii)           Each of the representations and warranties contained in Article  IV and in the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case on and as of such date of increase with the same effect as if made on and as of such date, both immediately before and after giving effect to such increase (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

 (iii)          At the time of such increase, no Default or Event of Default shall have occurred and be continuing or would result from such increase.

(c)           Upon any increase in the amount of the Commitments pursuant to this Section  2.20 (each, an “Additional Commitment”):

 (i)            Each Additional Lender or Increasing Lender shall enter into a Joinder Agreement pursuant to which such Additional Lender and/or Increasing Lender shall, as of the effective date of such increase, undertake an Additional Commitment (or, in the case of an Increasing Lender, pursuant to which such Increasing Lender’s Commitment shall be increased in the agreed amount on such date) and such Additional Lender shall thereupon become (or, if an Increasing Lender, continue to be) a “Lender” for all purposes hereof.

 (ii)           The Borrower shall, as applicable, in coordination with the Administrative Agent, repay all outstanding Loans of the affected Class and incur additional Loans of the affected Class from other Lenders of such Class in each case so that the Lenders participate in each Borrowing of such Class pro rata on the basis of their respective Commitments of such Class (after giving effect to any increase in the Commitments pursuant to this Section  2.20) and amounts payable under Section  2.17 as a result of the actions required to be taken under this Section  2.20 shall be paid in full by the Borrower; and

 (iii)          If any such Additional Lender is a Foreign Lender, such Additional Lender shall deliver the forms required by Section 2.16(e).

2.21           Defaulting Lenders.  Notwithstanding anything contained in this Agreement to the contrary, in the event that any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the Unutilized Commitment of such Defaulting Lender pursuant to Section 2.9(b);

(b)            the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.5), except that the Commitments of such Defaulting Lender may not be increased or extended without the consent of such Lender;

(c)            if there shall be any outstanding Letter of Credit or Swingline Loan during any time such Lender is a Defaulting Lender, then:

 (i)           (A) if such Defaulting Lender is a Dollar Lender, all or any part of such Defaulting Lender’s Dollar Swingline Exposure and Letter of Credit Exposure shall be reallocated among the non-Defaulting Lenders that are Dollar Lenders in accordance with their respective pro rata shares (based on the proportion that its Dollar Commitment bears to the aggregate Dollar Commitments at such time, or if the Dollar Commitments have been terminated or expired, based on the Dollar Commitments most recently in effect, in each case disregarding any Defaulting Lender) but only to the extent that with respect to each such non-Defaulting Lender the Revolving Dollar Credit Exposure of such non-Defaulting Lender (in its capacity as a Dollar Lender) outstanding at such time (after giving effect to any such reallocation) does not exceed such non-Defaulting Lender’s Dollar Commitment, and (B) if such Defaulting Lender is a Multicurrency Lender, all or any part of such Defaulting Lender’s Multicurrency Swingline Exposure shall be reallocated among the non-Defaulting Lenders that are Multicurrency Lenders in accordance with their respective pro rata shares (based on the proportion that its Multicurrency Commitment bears to the aggregate Multicurrency Commitments at such time, or if the Multicurrency Commitments have been terminated or expired, based on the Multicurrency Commitments most recently in effect, in each case disregarding any Defaulting Lender) but only to the extent that with respect to each such non-Defaulting Lender the Revolving Multicurrency Credit Exposure of such non-Defaulting Lender (in its capacity as a Multicurrency Lender) outstanding at such time (after giving effect to any such reallocation) does not exceed such non-Defaulting Lender’s Multicurrency Commitment;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, including after repayment of any Loans that the Borrower elects to repay to effect the reallocation, the Borrower shall, within one Business Day following written notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this Section 2.21, pay to the Administrative Agent for the benefit of the Dollar Lenders or the Multicurrency Lenders, as the case may be, for deposit in an interest bearing cash deposit account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon such terms as may be satisfactory to the Administrative Agent (the “Defaulting Lender Collateral Account”), an amount in cash, which to the extent allowed by law shall be free and clear of all rights and claims of third parties, equal to such Defaulting Lender’s Dollar Swingline Exposure, Letter of Credit Exposure and Multicurrency Swingline Exposure (the “Defaulting Lender Share”) (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Defaulting Lender Share is outstanding, but only to the extent that the reallocation described in clause (i) above cannot be made from time to time; provided that (w) if at any time the Administrative Agent determines that the amount on deposit in the Defaulting Lender Collateral Account shall be less than such Defaulting Lender Share (after giving effect to any partial reallocation pursuant to clause (i) above), the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, within one Business Day after written notice from the Administrative Agent making such demand, pay to the Administrative Agent an amount equal to such deficiency, which funds shall be deposited in the Defaulting Lender Collateral Account, (x) amounts held in the Defaulting Lender Collateral Account will be paid as necessary from time to time, (A) to the Issuing Lender, on account of amounts owing by such Defaulting Lender pursuant to Section 2.19, and (B) to the Swingline Lender, on account of amounts owing by such Defaulting Lender pursuant to Sections 2.2(e) and 2.2(f), and, in each case, such amounts will not become Dollar Loans or Multicurrency Loans, as the case may be, of such Defaulting Lender under the terms of such provisions, (y) if the Borrower is required to provide an amount of cash collateral under this clause (ii), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after a Defaulting Lender has been determined in accordance with the terms of this Section 2.21 to no longer be a Defaulting Lender or such Defaulting Lender has been replaced by another Lender pursuant to Section 2.18, and (z) amounts in such Defaulting Lender Collateral Account shall be repaid to the Borrower to the extent not required as collateral from time to time pursuant to the provisions of this clause (ii);

(iii)           if the Borrower cash collateralizes any portion of such Defaulting Lender Share pursuant to Section 2.21(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9(c) with respect to such Defaulting Lender Share during the period such Defaulting Lender Share is cash collateralized;

(iv)           if the pro rata share of the Stated Amount of outstanding Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to Section 2.21(c), then the fees payable to the Dollar Lenders pursuant to Section 2.9(b) and Section 2.9(c) shall be adjusted in accordance with such non-Defaulting Lenders’ pro rata shares thereof; and

(v)            if any Defaulting Lender Share is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, the fee payable under Section 2.9(c) with respect to such Defaulting Lender Share shall be payable to the Issuing Lender until such Defaulting Lender Share is cash collateralized and/or reallocated;

(d)           to the extent the Administrative Agent receives any payments or other amounts for the account of a Defaulting Lender, such Defaulting Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount to fulfill such Defaulting Lender’s previously unsatisfied payment obligations hereunder; and

(e)           for the avoidance of doubt, each of the Borrower, the Issuing Lender, the Administrative Agent and each Lender shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the pro rata shares of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its pro rata share.  In addition, at such time as the Defaulting Lender is replaced by another Lender pursuant to Section 2.18, the pro rata shares of the Lenders will be readjusted to reflect the inclusion of the replacing Lender’s Commitment.  In either such case, this Section 2.21 will no longer apply.

2.22           Additional Reserve Costs.

(a)            If and for so long as any Multicurrency Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Multicurrency Lender’s LIBOR Loans in any Foreign Currency, such Multicurrency Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such LIBOR Loans, additional interest on such LIBOR Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule 1.1(c) hereto.

(b)            If and for so long as any Multicurrency Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Reserve Requirement or the Mandatory Costs Rate) in respect of any of such Multicurrency Lender’s LIBOR Loans in any Foreign Currency, such Multicurrency Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Multicurrency Lender’s LIBOR Loans subject to such requirements, additional interest on such LIBOR Loan at a rate per annum specified by such Multicurrency Lender to be the cost to such Multicurrency Lender of complying with such requirements in relation to such LIBOR Loan.

(c)            Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Multicurrency Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Administrative Agent) in reasonable detail at least five Business Days before each date on which interest is payable for the relevant Multicurrency Loan, and such additional interest so notified to the Borrower by such Multicurrency Lender shall be payable to the Administrative Agent for the account of such Multicurrency Lender on each date on which interest is payable for such Multicurrency Loan.

ARTICLE III

CONDITIONS OF BORROWING

3.1           Conditions of Initial Borrowing.  The Closing Date shall occur upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received the following, each of which shall be originals or telecopies or in an electronic format acceptable to the Administrative Agent (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the applicable Credit Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date prior to the Closing Date) and each in a form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

 (i)             executed counterparts of this Agreement in such number of copies as the Administrative Agent shall have required;

 (ii)            to the extent requested by any Lender in accordance with Section  2.4(d), a Note or Notes for such Lender, in each case duly completed in accordance with the provisions of Section  2.4(d) and executed by the Borrower;

 (iii)           the Guaranty, duly completed and executed by the Subsidiary Guarantors, which shall include each Wholly-Owned Subsidiary of the Borrower, other than any Foreign Subsidiary to the extent doing so would cause adverse tax or regulatory consequences to the Borrower;

 (iv)            if any LIBOR Loans are to be borrowed prior to the 3rd Business Day after the Closing Date, the Administrative Agent shall have received, 3 Business Days prior to the date such LIBOR Loans are to be borrowed, a pre-funding LIBOR indemnity letter from the Borrower and a completed Notice of Borrowing;

 (v)             a certificate, signed by an Authorized Officer of the Borrower, certifying that (i) all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, both immediately before and after giving effect to the transactions contemplated hereby (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the transactions contemplated hereby, (iii) both immediately before and after giving effect to the transactions contemplated hereby, no Material Adverse Effect has occurred since December 31, 2009, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section  3.1 and in Section  3.2 have been satisfied or waived as required hereunder;

(vi)           a certificate of the secretary or an assistant secretary of each Credit Party executing any Credit Documents as of the Closing Date, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause  (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above;

(vii)           a certificate as of a recent date of the good standing of each Credit Party executing any Credit Documents as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction; and

(viii)           a Financial Conditions Certificate executed by the chief financial officer of the Borrower containing the copies of the financial statements referred to in Section 4.11 and confirming that, as of the Closing Date, after giving effect to the consummation of the transactions contemplated hereby, the Borrower and its Subsidiaries on a consolidated basis are solvent.

(b)           All approvals, permits and consents of any Governmental Authorities, any Self-Regulatory Organizations, or other Persons required in connection the consummation of any of the transactions contemplated hereby shall have been obtained, without the imposition of conditions that are materially adverse to the Administrative Agent or the Lenders; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority or Self-Regulatory Organization having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority or any Self-Regulatory Organization, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect.

(c)           The Borrower shall have (i) amended its existing Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment to Credit Agreement dated as of August 24, 2007, the Second Amendment to Credit Agreement dated as of June 13, 2008, and as amended and restated by the Amendment and Restatement Agreement, dated as of April 9, 2009, with Wells Fargo, as administrative agent, BofA, as syndication agent and the lenders party thereto (the “Existing 2007 Credit Facility”) to (x) permit the consummation of the transactions contemplated hereby, and (y) make certain other amendments thereto requested by the Borrower and reasonably satisfactory to the Administrative Agent and (ii) complied with all terms and conditions in the definitive documentation of such amendment.

(d)           The Borrower shall have (i) amended its existing Credit Agreement, dated as of April 9, 2009, with Wells Fargo, as administrative agent, BofA, as syndication agent and the lenders party thereto, providing for a revolving credit facility in the aggregate principal amount of $100,000,000 and a term loan credit facility in the amount of $200,000,000 (the “Existing 2009 Credit Facility”), to (x) permit the consummation of the transactions contemplated hereby, (y) terminate the revolving credit commitments of the lenders thereunder, and (z) make certain other amendments thereto requested by the Borrower and reasonably satisfactory to the Administrative Agent and (ii) complied with all terms and conditions in the definitive documentation of such amendment.

(e)           (i) All principal, interest and other amounts outstanding under the Borrower’s existing Credit Agreement, dated as of April 9, 2009, with ICE Trust, Wells Fargo, as administrative agent, BofA, as syndication agent and the lenders party thereto, providing for a 364-day revolving credit facility in the aggregate principal amount of $300,000,000 (the “Terminating Liquidity Facility”) shall be paid in full, and (ii) all commitments to extend credit under the agreements and instruments relating to the Terminating Liquidity Facility and all guarantees relating thereto shall be terminated; and the Administrative Agent shall have received evidence of the foregoing satisfactory to it.

(f)           Since December 31, 2009, both immediately before and after giving effect to the transactions contemplated hereby, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

(g)           The Borrower shall have paid (i) to the Arrangers, the fees required under the Joint Fee Letter to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Wells Fargo Fee Letter, and (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent and the Lenders required to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Credit Documents.

(h)           The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of any Loans made hereunder.

 (i)           Each of the Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested (including but not limited to legal opinions of counsel to the Borrower and its Subsidiaries).

3.2            Conditions of All Borrowings.  The obligation of each Lender to make any Loans hereunder (excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section  2.2(e)), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

(a)           The Administrative Agent shall have received a Notice of Borrowing in accordance with Section  2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with Section  2.2(d) or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 2.19(b), as applicable;

(b)           Each of the representations and warranties contained in Article  IV and in the other Credit Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case on and as of such Borrowing Date (including the Closing Date, in the case of the any Loans made on the Closing Date hereunder) or such date of issuance of a Letter of Credit with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

(c)           No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in Sections 3.2(b) and 3.2(c) are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

4.1           Corporate Organization and Power.  Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule  4.1), (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization; Enforceability.  Each Credit Party has taken all necessary corporate or limited liability action, as applicable, to execute, deliver and perform each of the Credit Documents to which it is a party, and has (or on any later date of execution and delivery will have) validly executed and delivered each of the Credit Documents to which it is a party.  This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

4.3           No Violation.  The execution, delivery and performance by each Credit Party of each of the Credit Documents to which it is a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv)  result in or require the creation or imposition of any Lien, other than a Permitted Lien, upon any of its properties, revenues or assets; except, in the case of clauses  (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4           Governmental and Third-Party Authorization; Permits.  No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority, Self-Regulatory Organization, or other Person is required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Credit Documents to which it is a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been made or obtained and that are in full force and effect, which consents, authorizations and filings are listed on Schedule  4.4, and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.5           Litigation.  Except as set forth on Schedule 4.5, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, Self-Regulatory Organization, arbitrator or other Person, (i) against or affecting any of the Credit Parties or any of their respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or any of the other transactions contemplated hereby or thereby.

4.6           Taxes.  Each of the Borrower and its Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of its properties if unpaid, all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP.  Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby.  As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any of the Borrower or its Subsidiaries, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP.  As of the Closing Date, neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

4.7           Subsidiaries.  Schedule  4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its Capital Stock and each direct owner thereof.

4.8           Full Disclosure.  All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, any Arranger or any Lender by or on behalf of any Credit Party pursuant to this Agreement or the other Credit Documents is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading; provided that, with respect to projections, budgets and other estimates, except as specifically represented in Section 4.11(b), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, there is no fact known to any Credit Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the consolidated financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

4.9           Margin Regulations.  No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.10           No Material Adverse Effect.  There has been no Material Adverse Effect since December 31, 2009 and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

4.11           Financial Matters.

(a)           The Borrower has heretofore furnished to the Administrative Agent copies of the audited consolidated balance sheets of the Borrower and its Subsidiaries, for the 2009 and 2008 fiscal years, in each case with the related statements of income, stockholders’ equity, comprehensive income and cash flows for the fiscal years then ended, together with the opinions of Ernst & Young LLP thereon.  Such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the respective periods then ended.  Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower and its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

(b)           The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, projected consolidated balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries prepared on an annual basis through the end of fiscal year 2013, giving effect to the initial extensions of credit made under this Agreement, the payment of transaction fees and expenses related to the foregoing and the consummation of the other transactions contemplated hereby (the “Projections”).  In the good faith opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof.  The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

(c)           After giving effect to the consummation of the transactions contemplated hereby, each Credit Party (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

(d)          Since December 31, 2009, there has not been an occurrence of a “material weakness” (as defined in statement on Auditing Standards No. 60) in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the accounting and auditing principles, rules, standards and practices promulgated or approved with respect thereto, in each case that could reasonably be expected to have a Material Adverse Effect.

(e)           Neither (i) the board of directors of the Borrower, a committee thereof or an authorized officer of the Borrower has concluded that any financial statement previously furnished to the Administrative Agent should no longer be relied upon because of an error, nor (ii) has the Borrower been advised by its auditors that a previously issued audit report or interim review cannot be relied on.

4.12           Ownership of Properties.  Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section  4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens.

4.13           ERISA.

(a)            Each Credit Party and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No ERISA Event (i) has occurred within the five (5) year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan.  No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and no Credit Party or any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)            No Credit Party or any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and no Credit Party or any of its ERISA Affiliates would become subject to any liability under ERISA if any such Credit Party or ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date.  No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

4.14           Environmental Matters.  Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of the Borrower, there are no threatened Environmental Claims, nor any basis therefor.

4.15           Compliance with Laws.  Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, including without limitation, the applicable rules of any Self-Regulatory Organization, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.16           Intellectual Property.  Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted.  No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by any Credit Party does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.17           Regulated Industries.  No Credit Party is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended.

4.18           Insurance.  The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.19           Material Contracts.  Schedule  4.19 lists, as of the Closing Date, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which the Borrower or any of its Subsidiaries is a party, by which the Borrower or any of its Subsidiaries or its properties is bound or to which the Borrower or any of its Subsidiaries is subject (collectively, “Material Contracts”), and also indicates the parties thereto.  As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by each of the Borrower and its Subsidiaries that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

4.20           No Burdensome Restrictions.  No Credit Party is subject to any charter or corporate restriction or any provision of any applicable Requirement of Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.21           OFAC; Anti-Terrorism Laws.

(a)            No Credit Party or any Affiliate of any Credit Party (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)            Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  The Credit Parties are in compliance in all material respects with the PATRIOT Act.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

5.1            Financial Statements.  The Borrower will deliver to the Administrative Agent on behalf of the Lenders:

(a)           As soon as available and in any event within forty-five (45) days (or, if earlier and if applicable to the Borrower, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter of fiscal year 2010, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(b)           As soon as available and in any event within ninety (90) days (or, if earlier and if applicable to the Borrower, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year 2010, an audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income, cash flows and stockholders’ equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit.

(c)           In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 5.2(a) or  5.2(b) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period and (ii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.12.  This Section 5.1(c) shall not limit the rights of the Administrative Agent and Lenders with respect to Sections 2.8(b) and 8.2.

Documents required to be delivered pursuant to Sections 5.1, 5.2(a), 5.2(b), 5.2(c) or  5.2(d) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower provides notice to the Lenders that such information has been posted on the Borrower’s website on the Internet at http://ir.theice.com/sec.cfm, at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or another relevant website, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet or SyndTrak, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) the Borrower shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents.  The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2           Other Business and Financial Information.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)           Concurrently with each delivery of the financial statements described in Sections  5.1(a) and  5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article  VI as of the last day of the period covered by such financial statements;

(b)           As soon as available and in any event within thirty (30) days after the commencement of each fiscal year, beginning with the 2011 fiscal year, a consolidated operating budget for the Borrower and its Subsidiaries for such fiscal year (prepared on an annual basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

(c)           Promptly upon receipt thereof, copies of any “management letter” submitted to any Credit Party by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Credit Party in respect thereof;

(d)           Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that any Credit Party shall send or make available generally to its stockholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that any Credit Party shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange or Self-Regulatory Organization, and (iii) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties; provided that notwithstanding anything to the contrary included in Section 5.1, the Borrower shall be deemed to have given notice to the Administrative Agent and each Lender of the posting on the Borrower’s Internet website of the business and financial information set forth in clauses (i), (ii) or (iii) of this Section 5.2(d) at the time such information is posted thereon and no further notice shall be required to be provided by the Borrower to the Administrative Agent and the Lenders with respect thereto;

(e)           Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of any Credit Party obtaining knowledge thereof, written notice of any of the following:

(i)           the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(ii)           the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority or Self-Regulatory Organization (other than routine periodic inquiries, investigations or reviews), that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material adverse development in any litigation or other proceeding previously reported pursuant to Section  4.5 or this Section  5.2(e)(ii);

(iii)           the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority or Self-Regulatory Organization of (A) any notice asserting any failure by such Person to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, the Borrower or any of its Subsidiaries, where such action could reasonably be expected to have a Material Adverse Effect;

(iv)           the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the applicable Person has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to any Credit Party or an ERISA Affiliate with respect to such ERISA Event;

(v)           the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract (including without limitation, the agreement between the Borrower and LCH.Clearnet for the provision of clearing services) or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the default under or termination or cancellation of which could reasonably be expected to have a Material Adverse Effect;

(vi)           the occurrence of any of the following: (y) the assertion of any Environmental Claim against or affecting the Borrower or any of its Subsidiaries or any real property leased, operated or owned by the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries’ discovery of a basis for any such Environmental Claim; or (z) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws by the Borrower or any of its Subsidiaries or release of any Hazardous Substance; but in each case under clauses  (y) and (z) above, only to the extent the same could reasonably be expected to have a Material Adverse Effect; and

(vii)          any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the affected Persons have taken and propose to take with respect thereto.

(f)           As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

5.3           Compliance with All Material Contracts.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with each term, condition and provision of all Material Contracts.

5.4           Existence; Franchises; Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section  7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and Self-Regulatory Organizations necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Credit Parties.

5.5           Use of Proceeds.  The proceeds of the Loans shall be used as follows: (i) up to $150,000,000 of the proceeds of the Loans shall be used to provide liquidity for the clearing operations of ICE Clear Europe, (ii) up to $50,000,000 of the proceeds of the Loans shall be used to provide liquidity for the clearing operations of ICE Clear US, (iii) up to $100,000,000 of the proceeds of the Loans shall be used to provide liquidity for the clearing operations of ICE Trust, (iv) up to $3,000,000 of the proceeds of the Loans shall be used to provide liquidity for the clearing operations of ICE Clear Canada, and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the purposes set forth in the foregoing clauses (i) through (iv), shall be used to provide for working capital and general corporate purposes of the Borrower.

5.6           Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

5.7           Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any such Person; provided, however, that no such Person shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Credit Party is maintaining adequate reserves with respect thereto in accordance with GAAP.

5.8           Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

5.9           Maintenance of Books and Records; Inspection.  The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority or Self-Regulatory Organization having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts (except with respect to information which disclosure thereof is prohibited pursuant to arrangements among ICE Futures Europe, the United Kingdom Financial Services Authority, or other Governmental Authorities with jurisdiction over ICE Futures Europe and ICE Futures Europe’s members), and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon reasonable notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided however, that when a Default or Event of Default exists the Administrative Agent may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

5.10           Permitted Acquisitions.  The Borrower shall comply with, and cause each other applicable Credit Party to comply with, the following covenants:

(a)            Promptly after the consummation of any Permitted Acquisition or such later date reasonably acceptable to the Administrative Agent, the Borrower shall have delivered to the Administrative Agent the following (provided, however, that the delivery of the statements in clause (iii) below shall be required only with respect to Permitted Acquisitions having an Acquisition Amount exceeding $200,000,000):

 (i)           a reasonably detailed description of the material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a “Target”);

(ii)            to the extent available, audited historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available, prepared by a firm of independent certified public accountants, and (if available) unaudited financial statements for any interim periods since the most recent fiscal year-end;

(iii)           consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition and the consolidation with the Borrower of each relevant Target) for the one-year period (or, if available, such longer period up to three years) following the consummation of such Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

(iv)            a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such Financial Officer’s knowledge, (y) the consummation of such Acquisition has not resulted in a violation of any provision of this Section  5.10 or any other provision of this Agreement, and (x) the requirements set forth in Section 7.5 have been satisfied (with financial covenant calculations to be attached to the certificate using the Covenant Compliance Worksheet).

(b)           As soon as reasonably practicable after the consummation of any such Acquisition, the Borrower will deliver to the Administrative Agent true and correct copies of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

(c)           The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section  5.10 and in the description furnished under Section  5.10(a)(i) have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in Section  5.10(a)(iv) are, to the best of such Financial Officer’s knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections  3.2 and 8.1.

5.11           Creation or Acquisition of Subsidiaries.  Subject to the provisions of Sections  5.10 and  7.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that concurrently with (and in any event within ten (10) Business Days after or such later time approved by the Administrative Agent) the creation or direct or indirect acquisition thereof, each such new Subsidiary will execute and deliver to the Administrative Agent a joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents; provided that no Foreign Subsidiary shall be required to provide a guaranty to the extent (and for as long as) doing so would cause any adverse tax or regulatory consequences to the Borrower, and provided further that for any Subsidiary created for the sole purpose of making a Permitted Acquisition and so long as such Subsidiary has no assets, the Borrower shall not be required to comply with this Section 5.11 until the consummation of such Permitted Acquisition.

5.12           OFAC, PATRIOT Act Compliance.  The Borrower will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

5.13           Further Assurances.  The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

6.1           Maximum Total Leverage Ratio.  The Total Leverage Ratio as of the last day of any fiscal quarter, beginning with the first fiscal quarter of 2010, shall not be greater than the ratio of 2.50 to 1.00.

6.2           Minimum Interest Coverage Ratio.  The Interest Coverage Ratio as of the last day of any fiscal quarter, beginning with the first fiscal quarter of 2010, shall not be less than 5.0 to 1.0.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

7.1           Merger; Consolidation.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, amalgamation, merger or other combination, or agree to do any of the foregoing; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

(i)            any Subsidiary of the Borrower may merge, consolidate or amalgamate with, or be liquidated into, (x) the Borrower (so long as the Borrower is the surviving or continuing entity) or (y) any other Subsidiary of the Borrower (so long as, if either Person is a Subsidiary Guarantor, the surviving Person is a Subsidiary Guarantor, and if either Person is a Wholly Owned Subsidiary, the surviving Person is a Wholly Owned Subsidiary);

(ii)            the Borrower may merge, consolidate or amalgamate with another Person (other than another Credit Party), so long as (y) the Borrower is the surviving entity, and (z) if such merger, consolidation or amalgamation constitutes an Acquisition, the applicable conditions and requirements of Sections  5.11 and  7.5 are satisfied; and

(iii)           to the extent not otherwise permitted under the foregoing clauses, any Subsidiary that has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with an Asset Disposition permitted under this Agreement and no longer conducts any active trade or business may be liquidated, wound up and dissolved.

7.2           Indebtedness.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)            Indebtedness of the Credit Parties in favor of the Administrative Agent and the Lenders incurred under this Agreement and the other Credit Documents;

(ii)           (A) Indebtedness of the Credit Parties under the Existing 2007 Credit Facility and the other “Credit Documents” (as defined in the Existing 2007 Cre dit Facility), (B) Indebtedness of the Credit Parties under the Existing 2009 Credit Facility and the other “Credit Documents” (as defined in the Existing 2009 Credit Facility), and (C) Indebtedness of the Credit Parties under the New 2010 Term Loan Credit Facility and the other “Credit Documents” (as defined in the New 2010 Term Loan Credit Facility);

(iii)           accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case above to the extent constituting Indebtedness;

(iv)           purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Borrower and its Subsidiaries in connection with a Permitted Acquisition or other transaction permitted under this Agreement), including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof, provided that all such Indebtedness shall not exceed $25,000,000 in aggregate principal amount outstanding at any one time;

(v)           unsecured loans and advances (A) by the Borrower or any Subsidiary of the Borrower to any Subsidiary Guarantor, (B) by any Subsidiary of the Borrower to the Borrower, or (C) by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower that is not a Subsidiary Guarantor subject in all respects to Section 7.11, provided that any such loan or advance made pursuant to clause (A) or (B) above is subordinated in right and time of payment to the Obligations and any such loan or advance made pursuant to clause (A), (B) or (C) is evidenced by a promissory note, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vi)           Indebtedness of the Borrower or any of its Subsidiaries under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(vii)          Indebtedness existing on the Closing Date and described in Schedule  7.2 and any renewals, replacements, refinancings or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier final maturity date or decreased weighted average life thereof;

(viii)         Indebtedness consisting of Guaranty Obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business for the benefit of another Credit Party, provided that the primary obligation being guaranteed is expressly permitted by this Agreement;

(ix)           Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by the Borrower or any of its Subsidiaries in the ordinary course of business;

(x)            Indebtedness of ICE Clear Europe under the ICE Clear Europe Payment Services Agreement not exceeding $150,000,000 in aggregate principal amount outstanding;

(xi)           Indebtedness consisting of Guaranty Obligations of the Borrower with respect to the ICE Clear Europe Payment Services Agreement;

(xii)          unsecured Indebtedness of the Borrower not exceeding $400,000,000 in aggregate principal amount outstanding to provide liquidity for the clearing operations of ICE Clear Europe;

(xiii)         unsecured Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged into or consolidated with the Borrower or any Subsidiary after the Closing Date, in each case in connection with a Permitted Acquisition, which Indebtedness in each case exists at the time of such Permitted Acquisition and is not created in contemplation of such event, provided that all such Indebtedness shall not exceed $250,000,000 in aggregate principal amount outstanding at any one time;

(xiv)        other unsecured Indebtedness of the Borrower; provided that (A) that at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), and (B) the Borrower is in compliance with the Total Leverage Ratio covenant set forth in Section 6.1 on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness; and

(xv)         other unsecured Indebtedness of the Subsidiaries of the Borrower not exceeding $50,000,000 in aggregate principal amount outstanding at any time.

7.3           Liens.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)            Liens in existence on the Closing Date and set forth on Schedule  7.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);

(ii)           Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)           Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section  8.1(k)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv)           Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(v)            any attachment or judgment Lien not constituting an Event of Default under Section  8.1(h);

(vi)           Liens securing the purchase money Indebtedness permitted under Section  7.2(iv), provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within ninety (90) days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Borrower or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Borrower or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries except assets then being financed solely by the same financing source;

(vii)          with respect to any Realty occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof;

(viii)         any leases, subleases, licenses or sublicenses granted by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

(ix)            Liens created in connection with the Guaranty Fund; and

(x)             other Liens securing obligations of the Borrower and its Subsidiaries not exceeding $20,000,000 in aggregate principal amount outstanding at any time.

7.4           Asset Dispositions.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make or agree to make any Asset Disposition except for:

(i)             the sale or other disposition of inventory and Cash Equivalents in the ordinary course of business, the sale or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes), and the termination or unwinding of Hedge Agreements permitted hereunder;

(ii)             the sale, lease or other disposition of assets by the Borrower or any Subsidiary of the Borrower to the Borrower or to a Subsidiary Guarantor (or by any Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor), in each case so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(iii)           the sale, exchange or other disposition in the ordinary course of business of equipment or other capital assets that are obsolete or no longer necessary for the operations of the Borrower and its Subsidiaries; and

(iv)           the sale or other disposition of assets (other than the Capital Stock of Subsidiaries) outside the ordinary course of business for fair value and for consideration, provided that (x) the aggregate amount of Net Cash Proceeds from all such sales or dispositions that are consummated during any fiscal year shall not exceed $40,000,000 and  (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

7.5           Acquisitions.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, consummate any Acquisition, provided that the Borrower or any of its Subsidiaries may consummate any Acquisition so long as (i) the Borrower is in compliance with the covenants in Article VI on a Pro Forma Basis after giving effect to such Acquisition; provided, however, that prior to the closing of an Acquisition having an Acquisition Amount exceeding $200,000,000, the Borrower shall provide the Lenders with a Compliance Certificate prepared on a Pro Forma Basis that demonstrates such compliance, (ii) in the case of an Acquisition to which the Borrower is a party involving a merger, amalgamation or the acquisition of control of the Capital Stock of a Person, the Borrower is the surviving or acquiring entity, as the case may be, (iii) each business acquired shall be in substantially the same line of business as the business conducted by the Borrower or its Subsidiaries on the Closing Date or in lines of business reasonably related thereto, (iv) the board of directors or equivalent governing body of the Person whose Capital Stock or business is acquired shall have approved such Acquisition, if required by applicable law (but provided in any event such Acquisition shall not be “hostile”), (v) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of any such Acquisition or would exist immediately after giving effect thereto and (vi) the applicable conditions and requirements of Section  5.11 are satisfied.

7.6           Restricted Payments.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing (any of the foregoing being a “Restricted Payment”), except that:

(a)           each Subsidiary may make payments to the Borrower for its proportionate share of the tax liability of the affiliated group of entities that file consolidated federal income tax returns, provided that such payments are used to pay taxes, and provided further that any tax refunds received by the Borrower that are attributable to the any of its Subsidiaries shall be returned promptly by the Borrower to such Subsidiary;

(b)           each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or to another Subsidiary of the Borrower, in each case to the extent not prohibited under applicable Requirements of Law;

(c)           the Borrower and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its Common Stock; and

(d)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower and any of its Subsidiaries may make any Restricted Payment.

7.7           Transactions with Affiliates.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any of its Subsidiaries, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate of the Borrower or any of its Subsidiaries; provided, however, that nothing contained in this Section  7.7 shall prohibit:

(i)            transactions described on Schedule  7.7 (and any renewals or replacements thereof on terms not materially more disadvantageous to the applicable Credit Party) or otherwise expressly permitted under any other provision of this Agreement;

(ii)           transactions among the Borrower and/or the Subsidiary Guarantors not prohibited under this Agreement (provided that such transactions shall remain subject to any other applicable limitations and restrictions set forth in this Agreement); and

(iii)           transactions with Affiliates in good faith in the ordinary course of the Borrower’s or such Subsidiary’s business consistent with past practice and on terms no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate.

7.8           Lines of Business.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any lines of business other than the businesses engaged in by it on the Closing Date and businesses and activities reasonably related thereto.

7.9           Limitation on Certain Restrictions.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Credit Parties to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, except (in the case of clause  (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, (iv) the Guaranty Fund, (v) the Existing 2007 Credit Facility, the Existing 2009 Credit Facility and the New 2010 Term Loan Credit Facility, and any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions existing as of the date hereof and (vi) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

7.10           No Other Negative Pledges.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into or suffer to exist any agreement or restriction that, directly or indirectly, prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, except for such agreements or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) the Existing 2007 Credit Facility, the Existing 2009 Credit Facility and the New 2010 Term Loan Credit Facility, and any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions existing as of the date hereof and (vi) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

7.11           Investments in Subsidiaries.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any Domestic Subsidiary of the Borrower that is both (a) not a Wholly-Owned Subsidiary and (b) not a Subsidiary Guarantor (each, a “Non-Wholly-Owned Subsidiary”), or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Non-Wholly-Owned Subsidiary (collectively, “Investments”) other than:

 (i)           Investments in Non-Wholly-Owned Subsidiaries existing as of the Closing Date;

 (ii)          Investments of the Borrower in ICE Trust made from proceeds of Loans not to exceed $100,000,000 outstanding at any time; and

 (iii)         other Investments in Non Wholly-Owned Subsidiaries made in any fiscal year in an aggregate amount not exceeding 15% of Consolidated EBITDA for the fiscal year most recently ended.

7.12           Fiscal Year.  The Borrower will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year or its method of determining fiscal quarters.

7.13           Accounting Changes.  Other than as permitted pursuant to Section  1.2, the Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

ARTICLE VIII

EVENTS OF DEFAULT

8.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)           The Borrower shall fail to pay when due (i) any principal of any Loan or any Reimbursement Obligation, or (ii) any interest on any Loan, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause  (i) above) any other Obligation (other than any Obligation under a Hedge Agreement), and (in the case of this clause  (ii) only) such failure shall continue for a period of three (3) Business Days;

(b)           The Borrower or any other Credit Party shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections  5.2(e)(i),  5.4, 5.5, 5.10 or  5.11 or in Articles  VI or VII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Sections 5.1 or  5.2 (other than Section 5.2(e)(i)) and (in the case of this clause  (ii) only) such failure shall continue unremedied for a period of five (5) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

(c)           The Borrower or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections  8.1(a) and 8.1(b), and such failure (i) by the express terms of such Credit Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or any default or event of default shall occur under any Hedge Agreement to which the Borrower and any Hedge Party are parties;

(d)           Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

(e)           The Borrower or any other Credit Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provisions) any principal of or interest due under the Existing 2007 Credit Facility, the Existing 2009 Credit Facility, the New 2010 Term Loan Credit Facility or any other Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

(f)           The Borrower or any other Credit Party shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section  8.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(g)           Any involuntary petition or case shall be filed or commenced against the Borrower or any other Credit Party seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(h)           Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any other Credit Party or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale of such property thereunder;

(i)            Any Credit Document shall for any reason (other than as explicitly permitted under this Agreement or any other Credit Document) cease to be in full force and effect as to any Credit Party, or any Credit Party or any Person acting on its behalf shall deny or disaffirm such Credit Party’s obligations thereunder;

(j)            A Change of Control shall have occurred;

(k)           Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, any Credit Party and its ERISA Affiliates have incurred, or could reasonably be expected to incur, liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000; or

(l)           Any one or more licenses, permits, accreditations or authorizations of the Borrower or any other Credit Party shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority or Self-Regulatory Organization in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

8.2           Remedies:  Termination of Commitments, Acceleration, etc.  Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)           Declare the Commitments and the Swingline Commitments to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments, the Swingline Commitments and the Issuing Lender’s obligation to issue Letters of Credit shall automatically be terminated;

(b)           Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Credit Documents (but, for the avoidance of doubt, excluding any amounts owing under any Hedge Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section  8.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower;

(c)           Appoint or direct the appointment of a receiver for the properties and assets of the Credit Parties, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith;

(d)           Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law; and

(e)           Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 2.19(i);

8.3           Remedies: Set-Off.  Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1           Appointment and Authority.  Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Swingline Lender) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, and Wells Fargo Bank, National Association, London Branch to act on its behalf as the Multicurrency Agent hereunder and under the other Credit Documents, and authorizes each of the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

9.2           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3           Exculpatory Provisions.  The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, each of the Agents:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the such Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections  10.5 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article  III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4           Reliance by Administrative Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the applicable Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

9.6           Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that if such bank is not a Lender or an Affiliate of a Lender, the Borrower shall have the right to consent to such appointment (such consent to not be unreasonably withheld).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section  10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.7           Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.8           No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.9           Guaranty Matters.  The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty, pursuant to this Section  9.9.

9.10           Swingline Lender.  The provisions of this Article  IX (other than Section  9.2) shall apply to the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

ARTICLE X

MISCELLANEOUS

10.1          Expenses; Indemnity; Damage Waiver.

(a)           The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agents or any Lender (including the fees, charges and disbursements of any counsel for the Agents or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

(b)           The Borrower shall indemnify each Agent (and any sub-agent thereof), the Arrangers, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Credit Party, or any Environmental Claim related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section  10.1(a) or Section  10.1(b) to be paid by it to any Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this Section  10.1(c) are subject to the provisions of Section  2.3(c).

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section  10.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except as a result of such Indemnitee’s gross negligence or willful misconduct.

(e)           All amounts due under this Section shall be payable by the Borrower upon demand therefor.

10.2           Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)           This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b)           Each Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any Credit Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or any of their respective properties in the courts of any jurisdiction.

(c)           The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section  10.2(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process in the manner provided for notices in Section  10.4.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

10.3           Waiver of Jury Trial..  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.4           Notices; Effectiveness; Electronic Communication.

(a)           Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section  10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

  (i)           if to the Borrower, the Administrative Agent, the Multicurrency Agent, the Issuing Lender or the Swingline Lender, to it at the address (or telecopier number) specified for such Person on Schedule  1.1(a); and

  (ii)           if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section  10.4(b) shall be effective as provided in Section  10.4(b).

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article  II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause  (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

10.5           Amendments, Waivers, etc.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)           unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts) (it being understood that an amendment to the definition of Total Leverage Ratio (or any defined terms used therein) shall not constitute a reduction of any interest rate or fees hereunder), (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory termination of any Commitments), or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent or the Arrangers for their own accounts), or extend the time of payment of any Reimbursement Obligation or any interest thereon, or extend the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section  3.2 or of any Default or Event of Default or mandatory termination in the Commitments, if agreed to by the Required Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase);

(b)           unless agreed to by all of the Lenders, (i) release any Guarantor from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement), (ii) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”), (iii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iv) change or waive any provision of Section 2.12(e), Section  2.14, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section  10.5;

(c)           change any provisions of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of the Required Lenders of each adversely affected Class;

(d)           unless agreed to by the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and

(e)           unless agreed to by each Hedge Party that would be adversely affected thereby in its capacity as such relative to the Lenders, (i) amend the definition of “Guaranteed Obligations” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Hedge Party), (ii) amend the definition of “Guaranteed Parties” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Hedge Party), (iii) amend any provision regarding priority of payments in this Agreement or any other Credit Document, or (iv) release any Guarantor from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement);

and provided further that any waiver, amendment or modification of this Agreement that by its terms adversely affects the rights or duties under this Agreement of the Dollar Lenders (but not the Multicurrency Lenders) or the Multicurrency Lenders (but not the Dollar Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders;

and provided further that the Fee Letters may only be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section  1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.6           Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section  10.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section  10.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section  10.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section  10.6(b), participations in Swingline Loans and Letters of Credit) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

 (i)           The prior written consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld or delayed) is obtained, except that

 (A)           the consent of the Borrower shall not be required if (y) a Default or Event of Default has occurred and is continuing at the time of such assignment or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

 (B)           the consent of the Administrative Agent shall not be required for assignments in respect of  a Commitment if such assignment is to a Person that is a Revolving Credit Lender;

 (ii)           (A)  in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of a Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, and (B) in any case not described in clause  (A) above, the aggregate amount of the Commitment of a Class (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of a Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of a Commitment of a Class (which for this purpose includes Revolving Loans of such Class outstanding), or (y) the entire Dollar Swingline Commitment or Multicurrency Swingline Commitment, as the case may be, and the full amount of the outstanding Dollar Swingline Loans or Multicurrency Swingline Loans, respectively, in the case of Swingline Loans, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment of a Class assigned, except that this clause  (iii) shall not apply to rights in respect of Swingline Loans;

(iv)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)           no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries; and

(vi)           no such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section  10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections  2.15(a), 2.15(b),  2.16,  2.17 and 10.1 with respect to facts and circumstances occurring prior to the effective date of such assignment.  If requested by or on behalf of the assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section  2.4 as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the assignee and (to the extent of any retained interests) the assigning Lender, in substantially the form of Exhibits A-1, A-2 and/or A-3, as applicable.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section  10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section  10.6(d).

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to in Schedule  1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in Swingline Loans and Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.5(a) and clause  (i) of Section  10.5(b) that affects such Participant.  Subject to Section  10.6(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections  2.15(a),  2.15(b), 2.16 and  2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section  10.6(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section  8.3 as though it were a Lender; provided such Participant agrees to be subject to Section  2.14(b) as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 2.15(a), Section 2.15(b) or Section  2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section  2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section  2.16(e) as though it were a Lender.

(f)           Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment or grant to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

(h)           Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section  10.6, disclose to the Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section  10.11.

(i)           Notwithstanding anything to the contrary contained herein, if Wells Fargo assigns all of its Commitments and Revolving Loans in accordance with this Section 10.6, Wells Fargo may resign as Issuing Lender and Swingline Lender upon written notice to the Borrower and the Lenders.  Upon any such notice of resignation, the Borrower shall have the right to appoint from among the Lenders a successor Issuing Lender; provided that no failure by the Borrower to make such appointment shall affect the resignation of Wells Fargo as Issuing Lender.  Wells Fargo shall retain all of the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Borrower and the Revolving Credit Lenders with respect thereto (including the right to require the Revolving Credit Lenders to make Revolving Loans or fund participation interests pursuant to Section 2.19).

10.7           No Waiver.  The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between any Credit Party, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10.8            Survival.  All representations, warranties and agreements made by or on behalf of the Borrower or any other Credit Party in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans until the indefeasible payment in full of the Obligations.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 2.15(a),  2.15(b), 2.16, 2.17 and 10.1, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents.  Except as set forth above, this Agreement and the Credit Documents shall be deemed terminated upon the indefeasible payment in full of the Obligations.

10.9            Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

10.10           Construction.  The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

10.11           Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates.

For purposes of this Section, “Information” means all information received from the Credit Parties relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party, provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.12           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (except for the Fee Letters).  Except as provided in Section  3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy (or by PDF formatted page sent by electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.13           Disclosure of Information.  The Borrower agrees and consents to the Administrative Agent’s and the Arrangers’ disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications.  Such information will consist of deal terms and other information customarily found in such publications.

10.14           USA Patriot Act Notice.  Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Exhibit B
Exhibit A-3 to the Credit Agreement

Borrower’s Taxpayer Identification No. 58-2555670

DOLLAR SWINGLINE NOTE

$___________________	_________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, INTERCONTINENTALEXCHANGE, INC. , a Delaware corporation (the “Borrower”), hereby promises to pay to the order of

WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of March 31, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender, and Bank of America, N.A., as Syndication Agent, the principal sum of

__________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Dollar Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this “Dollar Swingline Note”) and the Credit Agreement.  The defined terms in the Credit Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Dollar Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Dollar Swingline Note is issued to evidence the Dollar Swingline Loans made by the Swingline Lender pursuant to the Credit Agreement.  All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Dollar Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Dollar Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents.  Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Dollar Swingline Note.

In the event of an acceleration of the maturity of this Dollar Swingline Note, this Dollar Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

SIGNATURE PAGE TO SWINGLINE NOTE

In the event this Dollar Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Dollar Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).  The Borrower hereby submits to the nonexclusive jurisdiction of courts of the state of New York and of the United States District Court of the Southern District of New York, and any appellate court thereof, although the Swingline Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Dollar Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERCONTINENTALEXCHANGE, INC.

By:
Name:
Title:

SIGNATURE PAGE TO SWINGLINE NOTE

EXHIBIT C TO FIRST AMENDMENT
NEW EXHIBIT A-4 TO CREDIT AGREEMENT

Borrower’s Taxpayer Identification No. 58-2555670

MULTICURRENCY SWINGLINE NOTE

$___________________	_________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, INTERCONTINENTALEXCHANGE, INC. , a Delaware corporation (the “Borrower”), hereby promises to pay to the order of

WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of March 31, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender, and Bank of America, N.A., as Syndication Agent, the principal sum of

__________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Multicurrency Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this “Multicurrency Swingline Note”) and the Credit Agreement.  The defined terms in the Credit Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Multicurrency Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Multicurrency Swingline Note is issued to evidence the Multicurrency Swingline Loans made by the Swingline Lender pursuant to the Credit Agreement.  All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Multicurrency Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Multicurrency Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents.  Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Multicurrency Swingline Note.

In the event of an acceleration of the maturity of this Multicurrency Swingline Note, this Multicurrency Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Multicurrency Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Multicurrency Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).  The Borrower hereby submits to the nonexclusive jurisdiction of courts of the state of New York and of the United States District Court of the Southern District of New York, and any appellate court thereof, although the Swingline Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Multicurrency Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERCONTINENTALEXCHANGE, INC.

By:
Name:
Title:

EXHIBIT D TO FIRST AMENDMENT
REVISED EXHIBIT B-3 TO CREDIT AGREEMENT

NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina  28262
Attention:  Syndication Agency Services

Wells Fargo Bank, National Association,
as Swingline Lender
One Wachovia Center, [5th] Floor
301 South College Street
Charlotte, North Carolina 28288-0760
Attention:  ______________

[Wells Fargo Bank, National Association, London Branch
One Plantation Place
30 Fenchurch Street
London EC3M 3BD
Attn:__________________]1

Ladies and Gentlemen:

The undersigned, INTERCONTINENTALEXCHANGE, INC., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of March 31, 2010, among the Borrower, certain Lenders from time to time parties thereto, you, as Administrative Agent, Issuing Lender and Swingline Lender for the Lenders, and Bank of America, N.A., as Syndication Agent (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(d) of the Credit Agreement, hereby gives you, as Administrative Agent and as Swingline Lender, irrevocable notice that the Borrower requests a Borrowing of a [Dollar Swingline Loan][Multicurrency Swingline Loan]2 under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(d) of the Credit Agreement:

1 Insert for Borrowing of Multicurrency Swingline Loans.
2 Insert as appropriate.

(i)      The principal amount of the Proposed Borrowing is [$][€][£]3_______________.4

(ii)      The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).5

(iii)           The use of the proceeds of the Proposed Borrowing is [to provide liquidity for the clearing operations of [ICE Clear Europe/ICE Clear US/ICE Trust/ICE Clear Canada][for working capital and general corporate purposes].

The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

A.             Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents qualified as to materiality is and will be true and correct and each not so qualified is and will be true and correct in all material respects, in each case on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation or warranty qualified as to materiality shall be true and correct and each not so qualified shall be true and correct in all material respects, in each case as of such date);

B.             No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

C.             After giving effect to the Proposed Borrowing, [the Aggregate Revolving Dollar Credit Exposure will not exceed the aggregate Dollar Commitments][the Aggregate Revolving Multicurrency Credit Exposure will not exceed the aggregate Multicurrency Commitments]6.

Very truly yours,

INTERCONTINENTALEXCHANGE, INC.

By:
Name:
Title:

3 Insert as appropriate.
4 Amount of Proposed Borrowing must comply with Section 2.2(d) of the Credit Agreement.
5 Shall be a Business Day on or after the date hereof.
6 Insert as appropriate.

EXHIBIT E TO FIRST AMENDMENT
NEW SCHEDULE 1.1(A) TO CREDIT AGREEMENT

Commitments and
Notice Addresses

Commitments

Lender	Dollar Commitment	Multicurrency Commitment
Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association	$65,000,000	$23,000,000
Bank of America, N.A.	$65,000,000	$23,000,000
Bank of Montreal	$55,000,000	$20,000,000
Societe Generale	$55,000,000	$20,000,000
The Bank of Tokyo-Mitsubishi UFJ, New York Branch	$55,000,000	$20,000,000
Regions Bank	$44,000,000	$16,000,000
Deutsche Bank AG New York Branch	$36,000,000	$14,000,000
Morgan Stanley Bank, N.A.	$36,000,000	$14,000,000
Fifth Third Bank	$35,000,000	--
The Bank of New York Mellon	$25,000,000	--
Chang Hwa Commercial Bank, Ltd., New York Branch	$15,000,000	--
Taiwan Cooperative Bank, Los Angeles Branch	$15,000,000	--
Bank of Taiwan, New York Agency	$15,000,000	--
E. Sun Bank	$10,000,000	--
First Commercial Bank, New York Agency	$10,000,000	--
Hua Nan Commercial Bank, Ltd.	$10,000,000	--
Taiwan Business Bank	$10,000,000	--
Mega International Commercial Bank Co., Ltd.	$9,000,000	--
Bank of Communications Co., Ltd, New York Branch	$5,000,000	--
The Chiba Bank, Ltd., New York Branch	$5,000,000	--
Total	$575,000,000	$150,000,000

Notice Addresses

Party	Address
Borrower	IntercontinentalExchange, Inc. 2100 River Edge Parkway, 5th Floor Atlanta, Georgia 30328 Attention: Legal Department Telephone: (770) 738-2106 Telecopy: (770) 857-4755

Wells Fargo Bank, National Association
Instructions for wire transfers in Dollars to the Administrative Agent:

Wells Fargo Bank, National Association
ABA Routing No. 053000219
Charlotte, North Carolina
Account Number:  5000000147609
Account Name:  IntercontinentalExchange Inc
Attention:  Syndication Agency Services

Instructions for wire transfers in Sterling to the Multicurrency Agent:

Bank Name:        Royal Bank of Scotland
Swift Code:          RBS SC:16-00-34
Account No:       IBAN – GB66RBOS16003412251333

Instructions for wire transfers in Euros to the Multicurrency Agent:

Bank Name:         Lloyds Bank London
Swift Code:           RBS SC:16-00-34
Account No.:       IBAN - GB63LOYD30963459023107

Address for notices as Administrative Agent:

Wells Fargo Bank, National Association
1525 W.T. Harris Blvd.
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone:  (704) 383-3721
Telecopy:  (704) 383-0288

Address for notices as Swingline Lender with respect to Dollar Swingline Loans:

Wells Fargo Bank, National Association
1525 W.T. Harris Blvd.
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone:  (704) 383-3721
Telecopy:  (704) 383-0288

Address for notices as Swingline Lender with respect to Multicurrency Swingline Loans:

Wells Fargo Bank, National Association, London Branch
One Plantation Place
30 Fenchurch Street
London EC3M 3BD
Telecopy:  44 (0) 20 7929 4645
Attention:  Patricia Parson
Telephone:  44 (0) 20 7956 4311
Attention:  Ian King
Telephone:  44(0) 20 7956 4316

in each case, with a copy to:

Wells Fargo Bank, National Association
171 17th Street, N.W.
Atlanta, Georgia 30363
Mailcode GA4507
Attention: Elaine Eaton
Telephone: (404) 214-3627
Telecopy: (404) 861-0604
Attention: Mendel Lay
Telephone: (404) 214-3849
Telecopy: (404) 214-3861